UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

CARDINAL ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
DATED JUNE 4, 2024

NOTICE OF 2024 SPECIAL MEETING OF MEMBERS

To Be Held On: [Special Meeting Day], [Special Meeting Date]

To our Members:

The 2024 special meeting of members (the "Special Meeting") of Cardinal Ethanol, LLC (the "Company") will be held on [Special Meeting Day], [Special Meeting Date] at [Location]. Registration for the 2024 Special Meeting will begin at 5:00 p.m. EST. The 2024 Special Meeting will commence at approximately 6:00 p.m. EST.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [Special Meeting Day], [Special Meeting Date]:

◦This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;
◦The proxy statement, proxy card and annual report to members are available at http://www.cardinalethanol.com; and
◦If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (765) 964-3137 or toll free at (866) 559-6026 or by written request at Cardinal Ethanol, LLC at 1554 N. County Road 600 E., Union City, Indiana 47390, by e-mail at info@cardinalethanol.com, or on our website at http://www.cardinalethanol.com on or before [Day], [Date By Which Copy Request Must Be Made] to facilitate timely delivery.

The purposes of the meeting are to: (1) Amend and restate the Second Amended and Restated Operating Agreement of the Company dated February 1, 2006, as amended by the First Amendment to the Second Amended and Restated Operating Agreement dated February 20, 2018 (our "Current Operating Agreement") to provide for four separate and distinct classes of units: Class A, Class B, Class C and Class D Units; and (2) Reclassify our units into Class A, Class B, Class C and Class D Units for the purpose of discontinuing the registration of our units under the Securities Act of 1934 ("Exchange Act"). The foregoing items of business are more fully described in the proxy statement. Only members listed on the Company's records at the close of business on [Record Day] [Record Date] (the "Record Date") are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof.

All members are encouraged to attend the 2024 Special Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at http://www.cardinalethanol.com and may be printed by the members. No personal information is required to print a proxy card. We will also be sending you a proxy card approximately 10 days from the date of this letter.

If you wish to revoke your proxy, you may do so by giving notice to our chairman, Robert Davis, prior to or at the commencement of the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the proxy card to the Company at (765) 964-3349 or mail it to the Company at 1554 N. County Road 600 E., Union City, Indiana 47390. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. EST on [Day before Special Meeting], [Date before Special Meeting].

If you have any questions regarding the information in the proxy statement or completion of the proxy card or if you need directions to attend the meeting and vote in person, please call the Company at (765) 964-3137 or at (866) 559-6026.

         By order of the Board of Directors,

/s/ Robert Davis

Chairman of the Board

[Distribution Date]

Exhibit 99.1	SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF CARDINAL ETHANOL, AND AMENDMENT THERETO (THE "CURRENT OPERATING AGREEMENT")
Exhibit 99.2	THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF CARDINAL ETHANOL, LLC (THE "PROPOSED OPERATING AGREEMENT")
Exhibit 99.3	REDLINE BETWEEN THE CURRENT OPERATING AGREEMENT AND THE PROPOSED OPERATING AGREEMENT
Exhibit 99.4	REGISTRANT'S 10-K FYE SEPTEMBER 30, 2023, FILED WITH THE COMMISSION ON NOVEMBER 30, 2023
Exhibit 99.5	REGISTRANT'S 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2024, FILED WITH THE COMMISSION ON MAY 13, 2024
APPENDIX A	FORM OF PROXY CARD
APPENDIX B	FORM OF TRANSMITTAL LETTER

Cardinal Ethanol, LLC
1554 N. Country Road 600 E.
Union City, IN 47390

Proxy Statement
2024 Special Meeting of Members
[Special Meeting Day], [Special Meeting Date]

ABOUT THE 2024 SPECIAL MEETING

This proxy solicitation is being made by Cardinal Ethanol, LLC (the "Company"). The proxy statement and proxy card were prepared by the board of directors (the "Board") of the Company for use at the special meeting of members of the Company to be held on, [Special Meeting Day], [Special Meeting Date] (the "2024 Special Meeting"), and at any adjournment or postponement thereof. Registration for the meeting will begin at 5:00 p.m. EST and the meeting will commence at approximately 6:00 p.m. EST. Distribution of the definitive proxy statement and the proxy card is scheduled to begin on or about [Distribution Date]. We will mail the proxy card to our members approximately 10 days later.

This solicitation is being made according to the SEC's Internet availability of proxy materials rules. However, the Company may also use its officers, directors, and employees to request members by telephone, electronic or other means to return their proxy cards or attend the 2024 Special Meeting. No additional compensation for these services will be paid to our officers, directors and employees, but each will be reimbursed for any transaction expenses incurred.

In this proxy statement, “Cardinal,” “we,” “our,” “ours,” “us” and the “Company” refer to Cardinal Ethanol, LLC, an Indiana limited liability company and its subsidiaries.

“Reclassification” refers to the reclassification of our registered units into four separate and distinct classes: Class A, Class B, Class C, and Class D. Certain of our outstanding units which are currently titled "units", will be renamed "Class A Units" and certain of our outstanding units will be reclassified on the basis of one Class B, Class C, or Class D Unit for each unit currently held. References herein to our “units” generally refers to our currently outstanding membership units.

Date, Time and Place of the Special Meeting

The Board is asking for your proxy for use at the 2024 Special Meeting on [Special Meeting Day], [Special Meeting Date] at 6:00 p.m. EST, at [Location], and at any adjournments or postponements of that meeting. Registration for the meeting begins at 5:00 p.m. EST.

Proposals to be Considered at the Special Meeting

The Board has authorized and recommends for your approval at the Special Meeting, the following matters:

Item	Description	Board Voting Recommendation
No. 1	Approval of the Third Amended and Restated Operating Agreement	FOR
No. 2	Reclassification of the Company's Units	FOR

Our members will vote on these matters separately. If Proposals 1 and 2 are not both approved, the Board will not implement the Third Amended and Restated Operating Agreement (the “Proposed Operating Agreement”); or the Reclassification.

Our Board will have the discretion to determine if and when to make the Proposed Operating Agreement and the Reclassification effective, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if both Proposals 1 and 2 are approved by the members. For example, if the number of record holders of our units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the Securities and Exchange Commission (the "SEC"), our Board may determine not to make the Reclassification effective.

Our Board is asking separately for the vote to approve the Proposed Operating Agreement (Proposal 1) and to approve the Reclassification (Proposal 2), even though the Reclassification could be achieved solely through the approval of Proposal 1. The Board believes that the Reclassification is an important unit holder matter and deserves separate and distinct attention, given the impact on our unit holders. The Proposed Operating Agreement and the Reclassification are conditioned on one another, meaning that unless the unit holders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification on your units, please see "Effects of the Reclassification on Unit Holders of the Company" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION." We expect that if our members approve both the Proposed Operating Agreement and the Reclassification and our Board elects to make the Proposed Operating Agreement and the Reclassification effective that will occur on [Date of Reclassification] ("Reclassification Date"). No member proposals will be able to be made or acted upon at the 2024 Special Meeting, and no member action will otherwise be able to be taken at the 2024 Special Meeting, other than voting on the above proposals.

Availability of Proxy Materials

The Company's annual report to the SEC on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended September 30, 2023, is available on our website at http://www.cardinalethanol.com.

These proxy materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC. The Company will provide each member solicited a printed or e-mail copy of the Proxy Statement, Proxy Card and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the proxy materials as follows: (i) by calling our office at (765) 964-3137 or toll free at (866) 559-6026; (ii) by written request to Cardinal Ethanol, LLC at 1554 N. County Road 600 E., Union City, Indiana 47390; (iii) by e-mail at info@cardinalethanol.com; or (iv) on our website at http://www.cardinalethanol.com, on or before [Date By Which Copy Request Must Be Made] to facilitate timely delivery. The Company will provide each member solicited, a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees. The Annual Report on Form 10-K, complete with exhibits, and Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC's internet site (www.sec.gov).

QUESTIONS AND ANSWERS ABOUT THE THE SPECIAL MEETING, THE PROPOSALS AND VOTING

This summary provides an overview of material information about the Proposed Operating Agreement and the proposed Reclassification.. However, it is a summary only. To better understand the Proposed Operating Agreement and Reclassification and for more complete descriptions, we encourage you to carefully read this entire document and the documents to which it refers before voting.

Neither the SEC nor any state securities commission has approved or disapproved the Proposed Operating Agreement or the Reclassification or has passed upon the merits or fairness of the Reclassification or upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

GENERAL QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:    You received this proxy statement because you were a member of the Company at the close of business on [Record Date], the record date, and are entitled to vote at the 2024 Special Meeting.

Q:    What am I voting on?

A:    The Board is soliciting the proxies of all members to approve the Proposed Operating Agreement (Proposal 1) and to approve the Reclassification (Proposal 2).

Q:    When and where is the 2024 Special Meeting?

A:    The 2024 Special Meeting will be held in-person on [Special Meeting Day], [Special Meeting Date] at [Location]. Registration for the meeting will begin at 5:00 p.m. EST and the meeting will commence at approximately 6:00 p.m. EST.

Q:    How many votes do I have?

A:    On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on [Record Date]. Pursuant to Section 6.15 of the Current Operating Agreement, members do not have any dissenters' rights.

Q:    What is the voting requirement for the proposals and what is the effect of an abstention?

A:    Approval of the Proposed Operating Agreement (Proposal 1) requires affirmative votes from members holding a majority of the total outstanding membership units entitled to vote. Approval of the Reclassification (Proposal 2) requires affirmative votes from members holding a majority of the units represented at the 2024 Special Meeting where a quorum is present. Abstention votes will have the effect of a vote AGAINST the proposal from which you abstain and will also be counted for purposes of establishing a quorum.

The Board is asking separately for the vote to approve the Proposed Operating Agreement (Proposal 1) and to approve the Reclassification (Proposal 2), even though the Reclassification could be achieved solely through the approval of Proposal 1. The Board believes that the Reclassification is an important unit holder matter and deserves separate and distinct attention, given the impact on our unit holders. The Proposed Operating Agreement and the Reclassification are conditioned on one another, meaning that unless the unit holders vote in favor of both proposals, both will fail. Approval of a majority of unaffiliated unit holders is not required to approve Proposal 1 and Proposal 2.

Q:    What constitutes a quorum?

A:    The presence in person or by proxy of members holding 25% or more of the issued and outstanding membership units entitled to vote on the matter is required to constitute a quorum. On [Record Date], the Company had 14,606 issued and outstanding membership units. The presence in person or by proxy of 3,652 membership units will constitute a quorum for Proposal 1 and Proposal 2.

Q:    What is the effect of a broker non-vote?

A:    Units held in street name by brokers, broker non-votes, if any, will count for purposes of establishing a quorum at the 2024 Special Meeting. A broker non-vote occurs when an individual owns units which are held in the name of a broker. The individual is the beneficial owner of the units, however, on the records of the Company, the broker owns the units. If the individual who beneficially owns the units does not provide the broker with voting instructions on non-routine matters, including the proposals presented at the 2024 Special Meeting, this is considered a broker non-vote. For such non-routine matters, the broker cannot vote either way and reports the units as "non-votes." These broker non-votes function as abstentions.

If you are the beneficial owner of your units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions or bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the units.

Q:    How many membership units are outstanding?

A:    At the close of business on [Record Date], there were 14,606 outstanding membership units. As such, there can be a total of 14,606 votes on Proposal 1 and Proposal 2.

Q:    How do I vote?

A:    Membership units can be voted only if the holder of record is present at the 2024 Special Meeting in person or by proxy. You may vote using the following methods:

Proxy Card. The proxy card is the means by which a member may authorize the voting of his, her, or its membership units at the 2024 Special Meeting. The membership units represented by each properly executed proxy card will be voted at the 2024 Special Meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card, mail it to Cardinal Ethanol, LLC at 1554 N. County Road 600 E., Union City, Indiana 47390, or fax it to the Company at (765) 964-3349. In order for your vote to count, the Company must receive your proxy card by 5:00 p.m. EST on [Date before Special Meeting]. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR Proposal 1 and FOR Proposal 2.

In person at the 2024 Special Meeting. Members of record as of [Record Date] may vote in person at the 2024 Special Meeting.

If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted.

Q:    What can I do if I change my mind after I vote my units?

A:    You may revoke your proxy by:

•Voting in person at the 2024 Special Meeting;
•Giving written notice of the revocation to Robert Davis, Chairman of the Company's Board, at the Company's offices at 1554 N. County Road 600 E., Union City, IN 47390 by 5:00 p.m. EST by [Date before Special Meeting]; or
•Giving written notice of the revocation to Robert Davis, Chairman of the Company's Board, at the commencement of the 2024 Special Meeting.
Q:    What happens if I mark too few or too many boxes on the proxy card?

A:    If you do not mark any choices on the proxy card, then the proxies will vote your units FOR Proposal 1 and FOR Proposal 2. If you mark contradicting choices on the proxy card, such as both FOR and AGAINST a proposal, your votes will not be counted with respect to the proposal for which you marked contradicting choices.

    Each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2024 Special Meeting. If you do not submit a proxy card, your units will not be counted as present at the 2024 Special Meeting for purposes of determining whether a quorum is present.

Q:    Who can participate in the 2024 Special Meeting?

A:    All members as of the close of business on [Record Date], the record date, may attend the 2024 Special Meeting.

Q:    What is the record date for the 2024 Special Meeting?

A:    [Record Date].

Q:    Who will count the votes?

A:    All votes will be tabulated by the inspector of election appointed for the 2024 Special Meeting which will be our Chief Financial Officer ("CFO"), William Dartt. Mr. Dartt will be assisted by an administrative employee of the Company. The inspector of election will separately tabulate votes and abstentions.

Q:    Where can I find more information about the Company?

A:    Information about us is available at our website at https://www.cardinalethanol.com, under "Investors" which includes links to reports we have filed with the SEC. The contents of our website are not incorporated by reference in this proxy statement.

Q:    Who can help answer my questions?

A:    If you have questions about the proposals or need assistance in voting your units, you should contact any of the following directors:

Thomas Chalfant at 765-729-3129 or chalfantom@yahoo.com.
Thomas Chronister at 260-437-0418 or tom@chronister.com.
David Dersch, Jr. at 334-322-3876 or david,dersch@gmail.com.
Phillip Zicht at 765-546-1783 or zicht@nltc.net.

Q:    Who is paying for this proxy solicitation?

A:    The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:    How do I nominate a candidate for election as a director for the 2025 annual meeting and what is the deadline for     submitting my nomination?

A:    The Company plans to hold elections of directors at next year's annual meeting. Nominations for director positions are made by a nominating committee appointed by the Board. In addition, a member may nominate a candidate for director by following the procedures explained in Section 5.3(b) of the Current Operating Agreement. Section 5.3(b) of the Current Operating Agreement requires that written notice of a member's intent to nominate an individual for director must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company not less than 120 calendar days prior to the one year anniversary of the date the Company's proxy statement was released in connection with the previous year's annual meeting. Director nominations for the 2025 annual meeting must be submitted to the Company by August 23, 2024.

Q:    What is a member proposal?

A:    A member proposal is your recommendation or requirement that the Company and/or the Board take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals in connection with the 2025 annual meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:    When are member proposals due for the 2025 annual meeting?

A:    In order to be considered for inclusion in next year's proxy statement in connection with the 2025 annual meeting, member proposals must be submitted in writing to the Company by August 23, 2024. The Company suggests that proposals for the 2025 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2025 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than November 7, 2024 (approximately 45 days prior to the one year anniversary of the date the proxy statement in connection with the previous year's annual meeting was released). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2025 annual meeting by November 7, 2024, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:    What is the effect on member proposals and director nominations if the Reclassification is implemented?

A:    If the Proposed Operating Agreement and Reclassification are implemented, we do not expect to be subject to the proxy rules at the time of the 2025 annual meeting, and, therefore, member proposals would be governed by our Proposed Operating Agreement rather than as set forth above. If the Proposed Operating Agreement and Reclassification are implemented, the director nomination procedures would remain the same.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED OPERATING AGREEMENT AND THE RECLASSIFICATION

Q:    What is the Reclassification?

A:    We are proposing that our members adopt the Proposed Operating Agreement that amends our Current Operating Agreement. If the Proposed Operating Agreement is adopted, to provide, among other things, for four separate classes of units: Class A Units, Class B Units, Class C Units, and Class D Units. Certain of our outstanding units will be renamed as Class A Units and others will be reclassified on the basis of one Class B, Class C, or Class D Unit for each unit currently held, as follows:

◦Holders of 20 or more of our units will have their units renamed Class A Units.
◦Holders of at least 5 units but no more than 19 units will have their units reclassified into Class B Units.

◦Holders of exactly 4 of our units will have their units reclassified into Class C Units.
◦Holders of 3 or fewer of our units will have their units reclassified into Class D Units.

For purposes of this proxy statement, when we refer to the term “Reclassification,” we are referring to this reclassification of our units.

The adoption of the Proposed Operating Agreement and the Reclassification must both be approved to implement the Reclassification. For more information about the terms of the Proposed Operating Agreement and the Reclassification, please refer to “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION” and “THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT.”

Neither the SEC nor any state securities commission has approved or disapproved the Proposed Operating Agreement or the Reclassification, passed upon the merits or fairness of the Reclassification or upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Q:    What is the purpose and structure of the Reclassification?

A:    The purpose of the Reclassification is to change the record ownership of our outstanding units in a way that will allow us to suspend our SEC reporting obligations (known as a "going private transaction" or "going private") under the Exchange Act. The primary effect of the Reclassification will be to reduce the total number of unit holders of record of our current class of registered units to below 300 unit holders by renaming certain of our units as Class A Units, and reclassifying certain units as Class B Units, Class C Units or Class D Units. Members who receive Class B Units, Class C Units, or Class D Units, as a result of the reclassification transaction, will no longer be counted as record holders of the original units because the rights and privileges of the Class B Units, Class C Units, and Class D Units will be substantially different from the rights and privileges of the existing units. It is anticipated that there will be fewer than 500 holders of record of each class of Class B Units, Class C Units and Class D Units after implementation of the Reclassification. As a result, the Company will not be required to register the Class B Units, Class C Units, or Class D Units under the Exchange Act.

The Reclassification is being implemented at the unit holder level. This means that we use the number of units registered in the name of each holder to determine how that holder’s units will be reclassified. On [Date of Letter to Members], the Company sent a letter to its members notifying them that they had until [Deadline to Transfer] to make transfers of units before the Reclassification. The purpose of this letter was to allow our members the opportunity to make transfers (subject to our Current Operating Agreement and applicable laws) before the Reclassification so that they could then own the requisite number of units to be in their desired class. We have restricted transfers after [Deadline to Transfer] through the date of the 2024 Special Meeting to allow the Company to determine the final number of Class A members, Class B members, Class C members, and Class D members that would result from the Reclassification.

Q:    What will be the effects of the Reclassification?

A:    The Reclassification is a “going private transaction,” meaning that it will allow us to deregister with the SEC, and we will no longer be subject to reporting obligations under federal securities laws. As a result of the Reclassification:

•The units currently registered under the Exchange Act (some of which will be renamed as Class A Units and some of which will be reclassified as Class B Units, Class C Units, or Class D Units) will be reduced from 14,606 units to approximately 9,944 Class A Units, and the number of unit holders of the currently-registered units will decrease from 1,033 unit holders to approximately 163 Class A unit holders.

•The newly-created Class B Units will correspondingly increase to approximately 3,019 Class B Units, held by approximately 348 Class B unit holders.

•The newly-created Class C Units will correspondingly increase to approximately 1300 Class C Units, held by approximately 325 Class C unit holders.

•The newly-created Class D Units will correspondingly increase to approximately 343 Class D Units, held by approximately 197 Class D unit holders.

•Though certain unit holders' units will be renamed as Class A Units and certain unit holders will receive one Class B Unit, Class C Unit, or Class D Unit (as applicable) for each unit they held immediately before the Reclassification, they will continue to have an equity interest in the Company, share in our profits and losses and distributions and may be entitled to realize any future value received in the event of any sale of the Company.

•Unit holders will be required to surrender their original units in exchange for Class A Units, Class B Units, Class C Units, or Class D Units, for which they will receive no consideration (other than the units received in the Reclassification).

•Because the number of record unit holders of our units currently registered under the Exchange Act will be reduced to less than 300 units (which will be renamed as Class A Units), and our new Class B Units, Class C Units, and Class D Units will be less than 500 for each class, we will be allowed to suspend our status as an SEC reporting company.

For more information, please refer to the subheadings "Effects of the Reclassification on the Company " and "Effects of the Reclassification on Unit Holders of the Company" under "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Q:    What does it mean for the Company and our members that the Company will no longer be subject to federal securities laws reporting obligations?

A:    We intend to make available to the members an annual report containing the Company's audited financial statements and quarterly reports containing our unaudited financial statements. However, these financial statements and annual and quarterly reports may not be the same as those required for reporting companies as we will no longer be subject to the regulations for reporting companies and we will also no longer be directly subject to the provisions of the Sarbanes-Oxley Act of 2002 ("SOX") which, among other things, require our Chief Executive Officer ("CEO") and our CFO to certify as to the accuracy of our financial statements and internal controls over financial reporting.

In addition, we will no longer be required to file annual, quarterly and current reports with the SEC. These reports contain important information about our business and financial condition, which will no longer be publicly available. However, under the Proposed Operating Agreement, our members will be allowed to inspect and copy, upon reasonable request, our books and records.

Because the Company will no longer be subject to federal securities laws reporting obligation, the liquidity of the units you hold may be reduced since there will be no public information available and our units will only be tradable in privately-negotiated transactions, or through the availability of a qualified-matching service.

Q:    Why are you proposing the Reclassification?

A:    Our reasons for the Reclassification are based on:

•The administrative burden and expense of making our periodic filings with the SEC.

•As a reporting company, we must disclose information to the public, including information that may be helpful to actual or potential competitors in challenging our business operations and taking market share, employees, and customers away from us. Suspending our reporting obligations will help to protect sensitive information from disclosure.

•Operating as a private company will reduce the burden on our management and employees from increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention directly on our business operations.

•Management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth, such as an acquisition or other transaction by the Company, without being required to file proxy materials with the SEC and otherwise comply with proxy rules under the Exchange Act.

•Our members receive limited benefit from our status as an SEC reporting company because of our small size and the limited trading of our units, especially when compared to the costs of disclosure pursuant to SEC requirements and SOX compliance.

•We have been able to structure our going private transaction to allow all of our members to retain an equity interest in and none of our members would be forced out.

•We anticipate the expense of a going private transaction will be less than the cumulative future expenses of complying with continued SEC reporting obligations and SOX compliance.

We considered that some of our members may prefer that we continue as an SEC reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our SEC reporting obligations outweigh the advantages. The Board considered several positive and negative factors affecting members who will hold our Class A Units, as well as those members whose units will be reclassified into Class B Units, Class C Units, or Class D Units in making its determination, as discussed throughout this proxy statement.

Based on a careful review of the facts related to the Reclassification, the Board has concluded that the terms of the Reclassification are substantively and procedurally fair to our members and has approved the Reclassification. Please see "Reasons for the Reclassification," "Fairness of the Reclassification" and "Board Recommendation” under “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Q:    What changes to our Current Operating Agreement are being proposed by the Board?

A:    The Board has proposed amending and restating our Current Operating Agreement by adopting the Proposed Operating Agreement, primarily to reclassify our units and revise the voting and transfer rights of each class.

For more information, please see “THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT.” To review all of the proposed changes to our Current Operating Agreement, please see Exhibit 99.2 “Third Amended and Restated Operating Agreement of Cardinal Ethanol, LLC.”

Q:    What will I receive in the Reclassification?

A:    If you are the record holder of 20 or more of our existing units, on the date of the Reclassification, your units will be renamed Class A Units. If you are the record holder of at least 5 units but no more than 19 of our existing units on the date of the Reclassification, your units will automatically be converted into an equal number of Class B Units. If you are the record holder of exactly 4 of our existing units on the date of the Reclassification, your units will automatically be converted into an equal number of Class C Units. If you are the record holder of 3 or fewer of our existing units on the date of the Reclassification, your units will automatically be converted into an equal number of Class D Units.

If the Reclassification is adopted:

•You will receive no other consideration for your units when they are reclassified.
•Class B, Class C, and Class D unit holders will have limited voting rights and thus may hold units with less value.
•You will receive units with limited transferability rights, which may be even less liquid than the units you currently hold.
•You will lose the benefits of holding securities registered under Section 12 of the Exchange Act.

Q:    Why are 20 or more, at least 5 units but no more than 19, exactly 4, and 3 or fewer, the thresholds for determining who will receive Class A Units, Class B Units, Class C Units, or Class D Units?

A:    The purpose of the Reclassification is to reduce the number of record holders of our currently registered units (which will be renamed as Class A Units) to less than 300 and to have less than 500 holders of each class of our Class B Units, Class C Units, and Class D Units, which will allow us to deregister as an SEC reporting company. The Board selected the respective threshold numbers to enhance the probability that we will achieve the applicable unit holder numbers for each class after the Reclassification, if approved.

Q:    What are the rights of the Class A Units?

A:    Generally, if members approve the Proposed Operating Agreement, the voting rights of the Class A Units will remain substantially the same as the current outstanding units. These rights include:
•The right to vote for elected directors (voting with Class B).
•The right to vote on any matters brought before a vote of the members.
•The right to vote on the dissolution of the Company.
•The right to vote on all amendments to the Proposed Operating Agreement.
•The right to vote on certain fundamental transactions or actions by the Board requiring the consent of members which include mergers and dispositions of all or substantially all of the Company's assets.

Class A unit holders will also retain the right to nominate persons to serve as elected directors, propose amendments to the Proposed Operating Agreement, and call meetings of members (which may be done by Class A members and Class B members holding an aggregate of not less than 30% of Class A Units and Class B Units). Please refer to the comparison table under “THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:    What are the rights of the Class B Units?

A:    The Class B unit holders will have limited voting rights which include:

•The right to vote for elected directors (voting with the Class A).
•The right to vote on the dissolution of the Company.
•The right to vote on certain fundamental transactions or actions by the Board requiring the consent of members which include mergers and dispositions of all or substantially all of the Company's assets.
•The right to vote on amendments to the Proposed Operating Agreement only if the amendment would modify the limited liability of Class B unit holders or alter the economic interests of the Class B unit holders.
•The right to vote on other matters to the extent required by Indiana law.

Class B unit holders also retain the right to nominate persons to serve as elected directors and call meetings of members (which may be done by Class A members and Class B members holding an aggregate of not less than 30% of Class A Units and Class B Units). However, Class B unit holders will not have the right to vote on any other matters including other types of amendments to the Proposed Operating Agreement. Please refer to the comparison table under “THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:    What are the rights of the Class C Units?

A:     The Class C unit holders will have limited voting rights which include:

•The right to vote on the dissolution of the Company.
•The right to vote on certain fundamental transactions or actions by the Board requiring the consent of members which include mergers and dispositions of all or substantially all of the Company's assets.
•The right to vote on amendments to the Proposed Operating Agreement only if the amendment would modify the limited liability of Class C unit holders or alter the economic interests of Class C unit holders.
•The right to vote on other matters to the extent required by Indiana law.

Class C unit holders also retain the right to nominate persons to serve as elected directors. However, Class C unit holders will not have the right to vote for elected directors or vote on any other matters including other types of amendments to the Proposed Operating Agreement. Please refer to the comparison table under “THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:    What are the rights of the Class D Units?

A:    The Class D unit holders will have limited voting rights which include:

•The right to vote on dissolution of the Company.
•The right to vote on amendments to the Proposed Operating Agreement only if the amendment would modify the limited liability of Class D unit holders or alter the economic interests of Class D unit holders.
•The right to vote on other matters to the extent required by Indiana law.

Class D unit holders also retain the right to nominate persons to serve as elected directors. However, Class D unit holders will not have the right to vote for elected directors, vote on any other matters including fundamental transactions or actions by the Board requiring the consent of members, or vote for other types of amendments to the Proposed Operating Agreement. Please refer to the comparison table under “THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:    Will the Reclassification change my economic rights as a member of the Company?
A:    The Reclassification will not change the rights of any member with respect to cash distributions, distribution of assets upon liquidation or the allocation of Company profits and losses. Each class of units created by the Reclassification will have the same right to receive cash distributions from the Company, if any, to receive Company assets upon liquidation of the Company and to be allocated Company profits and losses, on a pro rata basis, based on the number of units held by a member without regard to class.

Q:    Will the Proposed Operating Agreement restrict my ability to transfer my units?

A:    Following the Reclassification, transfers of all units, regardless of class, will be restricted to certain "permitted transfers," in accordance with Sections 9.2 and 9.3 of the Proposed Operating Agreement. All transfers must be approved by the Board in its sole discretion and will be prohibited to the extent any transfer would impose the Company to SEC registration and/or reporting requirements. Please refer to the comparison table under “THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:    What is the Board’s recommendation regarding the Reclassification and Proposed Operating Agreement?

A:    The Board has determined that the Reclassification is in the best interests of our members. The Board approved the Reclassification and recommends that our members vote FOR the adoption of the Proposed Operating Agreement (Proposal 1) and FOR the Reclassification (Proposal 2).

Q:    When is the Reclassification expected to be completed?

A:    If the Reclassification is approved, we expect to complete it as soon as practicable following the 2024 Special Meeting.

Q:    What if the Reclassification is not approved or is not later implemented?

A:    Approval of the Proposed Operating Agreement (Proposal 1) requires affirmative votes from members holding a majority of the total outstanding units entitled to vote. Approval of the Reclassification (Proposal 2) requires affirmative votes from members holding a majority of the units represented at the 2024 Special Meeting where a quorum is present. The Reclassification will not be implemented unless both Proposal 1 and Proposal 2 are approved. Additionally, the Board will have the discretion to determine if and when to implement the Proposed Operating Agreement and the Reclassification if approved, and may abandon them, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our SEC reporting obligations, the Board may determine not to implement the Reclassification.

If the Reclassification is not completed, we will continue operations under our Current Operating Agreement, and we will continue to be subject to SEC reporting requirements.

Q:    What will happen if the Company gains additional unit holders in the future?

A:    We are currently subject to the reporting obligations under the Exchange Act because we have more than 300 unit holders of record of our units. If the unit holders approve the Reclassification, our currently-registered units will be renamed as Class A Units and will be held by less than 300 unit holders of record. We may then terminate the registration of those units and suspend the obligation to file periodic reports. However, the Company could again be required to file periodic reports with the SEC if the number of record holders of Class A Units exceeds 300 as of the last day of any fiscal year. In addition, if the number of record holders of any class of Class B Units, Class C Units, or Class D Units ever exceeds 500 as of the last day of any fiscal year, that class of units would be subject to registration under Section 12 of the Exchange Act and this would subject the Company once again to all the reporting, proxy solicitation, and other provisions of the Exchange Act applicable to companies with SEC-registered securities.

Q:    Following the Reclassification Date, can Class A Units, Class B Units, Class C Units, or Class D Units be converted to other classes?
A:    No. After the date the Reclassification is implemented, the classification of each unit, whether Class A, Class B, Class C, or Class D, will remain in effect permanently unless our Proposed Operating Agreement is subsequently amended. This means, for example, that if someone acquired five Class A Units at a later date without owning any other units, those units would remain Class A Units in the hands of the acquirer even though the acquirer owns less than 20 total units. Please see “Overview of the Reclassification Transaction” under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Q:    If the Reclassification is approved, will the Company continue to have its annual financial statements audited and will I continue to receive information about the Company?

A:    Even if we suspend our registration with the SEC, we will continue to make available to our members an annual report containing audited financial statements in accordance with the Proposed Operating Agreement. In addition, we will continue to make quarterly reports containing unaudited financial statements available to our members. However, because this financial information will not be subject to the disclosure requirements and obligations that the federal securities laws require of public companies, it is likely that members will not receive the same level of disclosure as before the Reclassification.

Q:    Will I have appraisal rights in connection with the Reclassification?

A:    Under Indiana law and our Current Operating Agreement, you do not have appraisal or dissenter’s rights in connection with the Reclassification. However, other rights or actions besides appraisal and dissenter’s rights may exist under Indiana law or federal securities laws for members who can demonstrate that they have been damaged by the Reclassification.

Q:    Will there be tax consequences from the Reclassification on the Company or the members?

A:    We do not expect that the Reclassification will result in material federal income tax consequences to the Company or our members. We expect that those members continuing to hold our existing units (which will be renamed as Class A Units) should not recognize any gain or loss in connection with the Reclassification. Furthermore, those members receiving Class B Units, Class C Units, or Class D Units should not recognize any gain or loss in connection with the Reclassification. The adjusted tax basis in the Class B Units, Class C Units, and Class D Units held immediately after the Reclassification will likely equal their adjusted tax basis in the units held immediately before the Reclassification as long as your share of

Company liabilities does not change, which is not expected. We also anticipate that the holding period for Class B Units, Class C Units, or Class D Units will include the holding period during which the original units were held. We expect that the Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

Please refer to "Material Federal Income Tax Consequences of the Reclassification" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION." The tax consequences of the Reclassification are complicated and may depend on your particular circumstances. Please consult your tax advisor to determine how the Reclassification will affect you.

Q:    Should I send in my unit certificates now?

A:    No. If the Reclassification is approved, we will send you written instructions for exchanging your unit certificates for Class B Units, Class C Units, or Class D Units, as applicable, after the Reclassification is completed.

Q:    Do the directors and executive officers of the Company have different interests in the Reclassification?

A:    Directors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Reclassification. Please refer to "Interests of Certain Persons in the Reclassification" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

We expect that most of our directors and executive officers who own units will own Class A Units following the Reclassification due to the fact that most of those who own units currently own 20 or more units. The percentage of beneficial ownership of and voting power held by directors and executive officers of the Company as a group is currently approximately 32.70% of the existing units. The percentage of beneficial ownership of and voting power held by directors and executive officers of the Company as a group is currently 8.31% of the units eligible to vote in director elections. It is expected that the percentage of beneficial ownership of and voting power held by directors and executive officers as a group after the Reclassification will increase to:

•Approximately 47.59% of the Class A Units (when voting on those matters that only Class A members are entitled to vote).
•Approximately 36.84% of the Class A Units and Class B Units (when voting on most matters that Class A and Class B members vote as a single class).
•Approximately 9.82% of the Class A and Class B Units (when voting on the election of directors).
•Approximately 33.49% of the Class A Units, Class B Units, and Class C Units (when voting on those matters that Class A, Class B and Class C members vote as a single class).

Because there will be fewer of our existing units, which will be renamed as Class A Units, following the Reclassification, and because the Class B Units, Class C Units, and Class D Units will have limited voting rights, the directors who will be Class A unit holders will own a larger percentage of the voting interest in the Company than they currently have. This percentage is larger and their voting power is greatest when voting on those matters that only Class A unit holders vote upon since we expect that most of our directors and executive officers will receive Class A Units in the Reclassification. This is a potential conflict of interest because our directors approved the Proposed Operating Agreement and Reclassification and recommend that you approve such proposals. Despite the potential conflict of interest, the Board believes the Reclassification is fair to unaffiliated members who will receive Class B Units, unaffiliated members who will receive Class C Units, and unaffiliated members who will receive Class D Units.

The term “affiliated members” means any member who is a director or executive officer of the Company and the term “unaffiliated member” means any member other than an affiliated member.

None of our directors or executive officers who beneficially own units have indicated an intention to sell units between the public announcement of the transaction and the effective date. In addition, none have indicated an intention to divide units among different record holders so that fewer than 20 units are held in order to receive Class B Units, Class C Units or Class D Units, rather than Class A Units.

Q:    How is the Company financing the Reclassification?

A:    We estimate that the Reclassification will cost approximately $105,000, consisting of professional fees and other expenses related to the Reclassification. Please see "Fees and Expenses; Financing of the Reclassification" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION" for a breakdown of the expenses of the Reclassification. We intend to pay these expenses using working capital. The Board has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company, while at the same time, affording all unit holders the opportunity to retain an equity ownership interest in the Company.

FINANCIAL INFORMATION

Pro Forma Information

Due to the fact that the Reclassification is expected to save the Company approximately $225,000 annually, an amount which the Company believes is not material, no pro forma financial information showing the effect of the Reclassification on the Company's financial statements has been prepared. The Company determined that the approximately $225,000 in anticipated cost savings represented approximately 0.10% of the Company's total assets at September 30, 2023 (the Company's most recent fiscal year) and approximately 0.09% of the Company's total assets at March 31, 2024 (the Company's most recent interim period). The anticipated cost savings represented approximately 0.13% of the Company's total members' equity at September 30, 2023 (the Company's most recent fiscal year) and approximately 0.14% of the Company's total members' equity at March 31, 2024 (the Company's most recent interim period).

Members are encouraged to read the Company’s audited balance sheets as of September 30, 2023 and 2022, and the related statements of operations, changes in members’ equity, and cash flows for each of the years in the two-year period ended September 30, 2023, all of which are incorporated herein by reference to such financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC on November 30, 2023 and exhibited hereto as Exhibit 99.4. Members should also read the unaudited balance sheets as of March 31, 2024, and the related statement of operations and statement of cash flows for the fiscal quarter ended March 31, 2024, which are incorporated herein by reference to such unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 13, 2024, and exhibited hereto as Exhibit 99.5.

SPECIAL FACTORS RELATED TO THE RECLASSIFICATION

Overview

This proxy statement is furnished in connection with the solicitation of proxies by the Board at the 2024 Special Meeting at which our members will be asked to consider and vote upon amending our Current Operating Agreement as set forth in the Proposed Operating Agreement. If approved, the Proposed Operating Agreement will, among other things, result in a reclassification of our units into a total of four separate and distinct classes. We intend, immediately following the Reclassification, to terminate the registration of our units with the SEC and suspend further reporting under the Exchange Act.

As of [Record Date], we had 14,606 total units issued and outstanding held by approximately 1,033 total unit holders of record. Of those, approximately 163 hold 20 or more units each, approximately 348 hold at least 5 units but no more than 19 of our existing units each, approximately 325 hold exactly 4 of our existing units each, and approximately 197 hold 3 or fewer of our existing units each. If our members approve the Reclassification at the 2024 Special Meeting and the Board implements it, the Reclassification will generally affect our members as follows:

POSITION BEFORE THE RECLASSIFICATION	EFFECT OF THE RECLASSIFICATION
Record holders of 20 or more units	Unit holders will continue to hold the same number of units held before the Reclassification but units will be renamed Class A Units.
Record holders of at least 5 but no more than 19 units	Unit holders will hold the same number of units held before the Reclassification but such units will be reclassified as Class B Units.
Record holders of exactly 4 units	Unit holders will hold the same number of units held before the Reclassification but such units will be reclassified as Class C Units.
Record holders of 3 or fewer units	Unit holders will hold the same number of units held before the Reclassification but such units will be reclassified as Class D Units.
Unit holders holding units in "street name" through a nominee (such as a broker or custodian)	The Reclassification will be effected at the unit holder level. If your units are held through a nominee, please refer to “Units Held in a Brokerage or Custodial Account” below.

Background

As an SEC reporting company, we must prepare and file with the SEC, among other items: annual reports on Form 10-K; quarterly reports on Form 10-Q; current reports on Form 8-K; and proxy statements on Form 14A. Our management and several of our employees spend considerable time and resources preparing and filing these reports, and we believe that we could beneficially use such time and resources for directly operating our business. Also, as a reporting company, we must disclose information to the public that may be helpful to our actual or potential competitors in challenging our business operations and taking market share, employees and customers away from us. In addition, the costs of reporting obligations comprise a significant overhead expense. These costs include accounting and auditor fees, legal fees, and costs of XBRL reporting compliance. Our registration and reporting-related costs have increased and continue to increase due to the requirements of SOX and more stringent regulations. For example, Section 404 of

SOX requires us to include our management’s report on, and assessment of, the effectiveness of our internal controls over financial reporting in our annual reports on Form 10-K.

We estimate that our costs and expenses in connection with SEC reporting for fiscal year 2023 were approximately $225,000. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses going forward. In addition, once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX that apply to reporting companies or the liability provisions of the Exchange Act. Further, our officers will not be required to certify the accuracy of our financial statements under SEC rules.

There can be many advantages to being a public company. Those factors may include a higher value for our units, a more active trading market and the enhanced ability to raise capital or make acquisitions. However, to avoid being taxed as a corporation under the publicly-traded partnership rules, our units cannot be traded on an established securities market or be readily tradable in a secondary market, which means there is a limited market for our units, regardless of whether we are a public company. Based on the limited number of units available and the trading restrictions we must observe, we believe it is highly unlikely that our units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, because of our limited trading market and our status as a limited liability company, we are unlikely to be positioned to use our public company status to raise capital through sales of additional securities in a public offering or to acquire other business entities using our units as consideration. Therefore, we have not been able to effectively take advantage of the benefits of being a public company.

The Board considered and approved the various aspects of the reclassification and deregistration process over the course of several board meetings. The Board considered the reclassification and deregistration process and decided that the benefits of being an SEC reporting company are substantially outweighed by the burden on management, the expense related to the SEC reporting obligations and the burden on the Company’s ability to explore long-term strategies while being a public reporting company. The Board concluded that becoming a non-SEC reporting company would allow us to avoid these costs and expenses.

At these meetings, the Board also considered the requirements and alternatives for a going private transaction, including a reverse unit split, self-tender offer whereby members owning less than a certain number of units would be “cashed out,” and a reclassification of our units to reduce our number of record holders to below 300. Because our cash resources are limited, and we believe many of our members feel strongly about retaining their equity interest in the Company, the Board found the prospect of effecting a going private transaction by reclassifying some of our units an attractive option.

The Board discussed that each class would have different voting rights. Additionally, the Board discussed the business considerations for engaging in a going private transaction, highlighting the advantages and disadvantages and issues raised in a going private transaction, as discussed below.

The Board also discussed the process and mechanism for going private at the meeting. The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our directors would be treated the same as the other members and no consideration was given to the unit ownership of the board members in determining the unit cutoff number, the Board concluded that a special committee for the Reclassification was not needed. The Board also discussed requiring approval of the transaction by a majority of unaffiliated members and considered the fact that the interests of the members receiving Class B Units, Class C Units or Class D Units are different from the interests of the members continuing to own existing units (which will be renamed as Class A Units) and may create actual or potential conflicts of interest in connection with the Reclassification. However, because affiliated and unaffiliated members would be treated identically in terms of the approval process of the Reclassification, the Board believed a special vote was not necessary.

In particular, the Board considered and took the following actions:

•The Board considered the pros and cons of proceeding with suspension of the Company's SEC reporting obligations and discussed the process to deregister and alternative methods that could be utilized to achieve deregistration.

•The Board considered possible thresholds, the number of classes and rights assigned to each class as part of a reclassification, and the timeline to accomplish the suspension. The Board agreed that it is in the best interest of the Company to move forward with the going private transaction.

•The Board considered a draft of the Proposed Operating Agreement and rights to be assigned to each class as part of the Reclassification and discussed alternatives.

•The Board considered and approved the draft preliminary proxy statement for the 2024 Special Meeting and the Proposed Operating Agreement and voted to recommend that the members approve and adopt the Proposed Operating Agreement and the Reclassification. These approvals and recommendations to the members were based upon the factors discussed above.

Reasons for the Reclassification

We are undertaking the Reclassification to end our SEC reporting obligations, which will save us and our unit holders the burden and costs of being a reporting company. The specific factors the Board considered in electing to undertake the Reclassification and suspend our reporting obligations are as follows. In view of the wide variety of factors considered in evaluating the Reclassification, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

•As a small company whose units are not listed on any exchange or traded on any quotation system, we have struggled to justify the costs of being a public company, while not enjoying many benefits. We estimate that by suspending our reporting obligations, we will be able to reallocate resources and eliminate anticipated costs of approximately $225,000 annually starting in our fiscal year ending September 30, 2025. These estimated annual expenses include reduced accounting and audit expenses ($90,000), reduced legal fees ($65,000), XBRL reporting compliance ($10,000), SOX compliance and internal control testing ($35,000) and other miscellaneous expenses ($25,000). These amounts represent estimated savings after considering the accounting and auditing expenses and legal expenses expected to continue after the going private transaction. For example, we will continue to incur some accounting and auditing expenses to maintain our books and records in accordance with GAAP and make available annual and quarterly reports to our members.

•We expect to continue to make available to our members the Company's financial information annually and quarterly, but these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs of these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

•Our members receive limited benefit from being an SEC reporting company because of our small size and limited trading of our units. In the Board’s judgment, little or no justification exists for the continuing direct and indirect costs of SEC reporting, especially since our compliance costs have increased due to heightened government oversight and there is a low trading volume in our units;

•We expect that any need to raise capital or enter into other financing or business consolidation arrangements will likely not involve raising capital in the public market. If we need to raise additional capital, we believe that there are comparable sources of additional capital available through borrowing, private sales of equity or debt securities, or alternative business consolidation transactions. Additionally, our ability to explore, secure and structure such transactions may be more successful without the requirement of public reporting such negotiations and transactions. However, we recognize that we may not be able to raise additional capital or finalize a transaction with a third party when required, or that the cost of additional capital or the results of any such transactions will be attractive.

•To avoid being taxed as a corporation under the publicly-traded partnership rules under the Internal Revenue Code, our units are not listed on an exchange. Although trading of our units is facilitated through a qualified matching service, we do not enjoy sufficient market liquidity to enable our members to trade their units easily. In addition, our units are subject to transferability restrictions, requiring the consent of the Board. We also do not have sufficient liquidity in our units to use it as potential currency in an acquisition. As a result, we do not believe that registration of our units under the Exchange Act has benefited our members in proportion to the costs we have incurred and expect to incur.

•As a reporting company, we must disclose detailed information to the public which may be helpful to our direct and indirect competitors in challenging our business operations. Some of this information includes disclosure of material agreements affecting our business, the development of new technology, product research and development, known market trends and contingencies that may impact our operating results. Competitors can use that information to take market share, employees, and customers away from us. Suspending our reporting obligation will help to protect sensitive information from disclosure.

•We expect that suspending our reporting obligations will reduce the burden on our management and employees from the increasingly stringent SEC reporting requirements and allow them to focus more of their attention on our business objectives.

•We expect that suspending our reporting obligations will increase management’s flexibility to consider and initiate actions such as a merger or sale of the Company without being required to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Exchange Act.

•The Reclassification would allow our members, regardless of which class of units is received in the Reclassification, to retain an equity interest in the Company and to continue to share in our profits and losses and distributions.

We considered that some of our members may prefer to continue as members of an SEC reporting company, which is a factor weighing against the Reclassification. The Board also considered the following potential negative consequences of the Reclassification to our members, and in particular to our members who will receive Class B Units, Class C Units and Class D Units:

•Our members will lose the benefits of registered securities, such as access to information about the Company required to be disclosed in periodic reports to the SEC.

•Our members will lose certain statutory safeguards since we will no longer be subject to SOX requirements that require our CEO and CFO to certify as to the Company’s (i) financial statements, (ii) internal controls over financial reporting and (iii) as to the accuracy of our reports filed with the SEC.

•The value and liquidity of our units may be reduced as a result of the Company no longer being a public company and because of the differing terms among the reclassified units.

•We have incurred and will incur costs, in terms of time and dollars, in connection with going private.

•Going private may reduce the attractiveness of unit-based incentive plans in the future, which are often used to attract and retain executives and other key employees.
•Our directors and executive officers may have potential liability due to the “interested” nature of the transaction.

•Due to the restrictions involved in the private sale of securities, we may have increased difficulty in raising equity capital in the future, potentially limiting our ability to expand.

However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh the advantages, as described above.

We also considered various alternatives to accomplish the proposed transaction, including a tender offer, a unit repurchase on the open market or a reverse unit split whereby unit holders owning less than a certain number of units would be “cashed out.” Ultimately, we elected to proceed with the Reclassification because these alternatives could be more costly, might not have effectively reduced the number of members below 300, and would not allow all members to retain an equity interest in the Company. We have not received any proposal from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. The Board did not seek any such proposal in connection with the Reclassification because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, we do not have any other purpose for engaging in the Reclassification at this particular time.

Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, the Board has concluded that the Proposed Operating Agreement and the going private transaction, including the terms of the Reclassification, are substantively and procedurally fair to all of our members, including unaffiliated members which will be affected by the Reclassification and those that will not be affected by the Reclassification. The Board approved the Reclassification and recommends that our members vote FOR the adoption of the Proposed Operating Agreement (Proposal 1) and FOR the Reclassification (Proposal 2).

In its consideration of both the procedural and substantive fairness of the transaction, the Board considered the potential effect of the transaction as it relates to all unaffiliated members generally, including the impacts to liquidity of all classes of the units, to members receiving Class B Units, Class C Units or Class D Units and to members continuing to own existing units (which will be renamed as Class A Units).

Substantive Fairness

The factors that the Board considered positive for our unaffiliated members, including both those that will have their units renamed as Class A Units as well as those who will have their units reclassified as Class B Units, Class C Units or Class D Units, include the following:

•Our unaffiliated members will continue to have an equity interest in the Company and participate equally in future profit and loss allocations and distributions on a per unit basis.

•Our affiliated members will be treated in the same manner in the Reclassification as our unaffiliated members and will be reclassified according to the same standards.

•Our unaffiliated members are not being “cashed out” in connection with the Reclassification, and all of our units will continue to have the same material economic rights and preferences.

•Our unaffiliated members who prefer to become Class A unit holders had notice that they had until [Deadline to Transfer] to acquire sufficient units to hold 20 or more units in their own names before the Reclassification. The limited market for our units may have made acquiring units difficult, and there may have been acquisition costs beyond the purchase price of such units. However, we believe that acquiring additional units is an option available to our unaffiliated members, and our unaffiliated members were able to weigh the costs and benefits of acquiring additional units. We have restricted transfers after [Deadline to Transfer] through the date of the 2024 Special Meeting to allow the Company to determine definitively the number of Class A, Class B, Class C and Class D members that would result from the Reclassification.

•Beneficial owners who hold their units in “street name,” who would receive Class A Units, Class B Units, Class C Units or Class D Units if they were record owners instead of beneficial owners, and who wish to receive Class A Units, Class B Units, Class C Units or Class D Units as if they were record owners instead of beneficial owners, had notice that they had until [Deadline to Transfer] to consolidate their units so that they would be in a position to receive such Class A Units, Class B Units, Class C Units or Class D Units.

•Our unaffiliated members receive little benefit from the Company being an SEC reporting company because of our small size, the lack of analyst coverage and the limited trading of our units, especially when compared to the associated costs and burdens of reporting.

•Our unaffiliated members will realize the potential benefits of termination of registration of our units, including reduced expenses as a result of no longer being required to comply with the SEC reporting requirements which may increase the value of their units.

•We do not expect that the Reclassification will result in a taxable event for any of our unaffiliated members.

•No brokerage or transaction costs are expected to be incurred by our members in connection with the Reclassification.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Reclassification to our unaffiliated members receiving Class B Units, Class C Units or Class D Units. In particular, the factors that the Board considered as potentially negative for those members receiving Class B Units, Class C Units or Class D Units included:

•The Class B unit holders will have only those limited voting rights which are specifically set forth in the Proposed Operating Agreement. Those voting rights do not include the right to vote on most amendments to the Proposed Operating Agreement except those that would modify the limited liability or alter the economic interests of Class B unit holders.

•The Class C unit holders will have only those limited voting rights which are specifically set forth in the Proposed Operating Agreement. Those voting rights do not include the right to vote on elected directors or the right to vote on most amendments to the Proposed Operating Agreement except those that would modify the limited liability or alter the economic interests of Class C unit holders.

•The Class D unit holders will have only those limited voting rights which are specifically set forth in the Proposed Operating Agreement. Those voting rights do not include the right to vote on elected directors, the right to vote on fundamental transactions or actions by the Board specifically requiring the consent of members, or the right to vote on most amendments to the Proposed Operating Agreement except those that would modify the limited liability or alter the economic interests of Class D unit holders.

•The value of Class B Units, Class C Units or Class D Units may be less due to the restrictive voting rights of those classes. As a result, our affiliated members, most of whom will hold Class A Units, may receive more valuable units than those unaffiliated holders who receive Class B Units, Class C Units or Class D Units.

The factors that the Board considered as potentially negative for the unaffiliated members who are continuing to hold our units (which will be renamed as Class A Units) included:

•The liquidity of unaffiliated Class A Units will likely be reduced following the Reclassification because of the reduction in the number of outstanding Class A Units.

The factors that the Board considered as potentially negative for all of our unaffiliated members, regardless of class, included:

•They may be required to surrender their units in exchange for Class B Units, Class C Units or Class D Units.

•Following the Reclassification, they will have restrictions on their ability to transfer their units because our units will be tradable only in private transactions and there will be no public market for our units.

•They will have reduced access to our financial information once we are no longer an SEC reporting company, although we do intend to continue to make available to all unit holders an annual report containing audited financial statements and quarterly reports containing unaudited financial statements.

•Once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX applicable to reporting companies or the liability provisions of Exchange Act. Further, our officers will not be required to certify the accuracy of our financial statements under the SEC rules.
•Unaffiliated members who do not believe that the Reclassification is fair to them do not have the right to dissent from the Reclassification. Unaffiliated unit holders also do not have appraisal rights due to the Reclassification under Indiana Law.

•For a period of time until the Reclassification is completed (or rejected by the members), transfers of our units will be prohibited. If the Reclassification is not approved by our members, transfers made in accordance with our Current Operating Agreement will be allowed to resume as soon as reasonably practicable after the 2024 Special Meeting.

The Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our unaffiliated members and that the foregoing factors are outweighed by the positive factors previously described.

Procedural Fairness

We believe the Reclassification is procedurally fair to our unaffiliated members, including those that will continue to hold our units (which will be renamed as Class A Units), and those that will be reclassified as Class B Units, Class C Units or Class D Units. In concluding that the Reclassification is procedurally fair to our unaffiliated members, the Board considered several factors. The factors that the Board considered positive for our unaffiliated members included the following:

•The Reclassification is being effected in accordance with the applicable requirements of Indiana law.

•The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our directors would be treated the same as the other members and no consideration was given to the unit ownership of the board members in determining the unit cutoff number, the Board concluded that a special committee for the Reclassification was not needed, as the Board was able to adequately balance the competing interests of the unaffiliated members in accordance with their fiduciary duties.

•The Board retained and received advice from legal counsel in evaluating the terms of the Reclassification as provided in the Proposed Operating Agreement including the balancing of the rights of unaffiliated and affiliated Class A members, Class B members, Class C members and Class D members.

•The Board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, including (i) a reverse unit split and repurchase by the Company of any fractional units, and (ii) a self-tender offer in which the Company would conduct an offer to repurchase units from its members. Each of these alternatives was determined to be impractical, more expensive than the Reclassification, involving a cash-out of members, or potentially ineffective in achieving the goals of allowing members to retain an equity ownership in the Company while at the same time eliminating the costs and burdens of being a public reporting company.

•Unaffiliated members were given notice that they had until [Deadline to Transfer] to acquire or sell sufficient units to determine whether such members will own Class A Units, Class B Units, Class C Units or Class D Units after the Reclassification.

•Approval of the Proposed Operating Agreement (Proposal 1) requires affirmative votes from members holding a majority of the total outstanding units entitled to vote. Approval of the Reclassification (Proposal 2) requires affirmative votes from members holding a majority of the units represented at the 2024 Special Meeting where a quorum is present. Both proposals must be approved or the Board will not implement the Reclassification.

The Board considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our unaffiliated members.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the procedural fairness of the Reclassification which affect both our smaller unaffiliated members whose units will be reclassified as Class B Units, Class C Units or Class D Units as well as those members whose units will be renamed as Class A Units:

•Although the interests of holders receiving Class B Units, Class C Units or Class D Units are different from the interests of holders owning Class A Units and may create conflicts of interest, neither the Board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the unaffiliated members receiving Class B Units, Class C Units or Class D Units to negotiate the terms of the Reclassification or prepare a report concerning the fairness of the

Reclassification. However, our directors and other affiliated members will be treated the same as the unaffiliated members in the proposed transaction.

•The transaction is not structured to require approval of at least a majority of unaffiliated members.
•We did not solicit any outside expressions of interest in acquiring the Company.

•We did not receive a report, opinion, or appraisal from an outside party as to the value of our units, the fairness of the transaction to those members receiving Class B Units, Class C Units or Class D Units or the fairness of the transaction to the Company.

The Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our unaffiliated members and that the foregoing factors are outweighed by the procedural safeguards previously described.

We have not made any provision in connection with the Reclassification to grant our unaffiliated members access to our records beyond that granted generally under our Current Operating Agreement and Indiana law, or to obtain counsel or appraisal services at our expense. With respect to our unaffiliated members’ access to our records, the Board determined that this proxy statement, together with our other SEC filings and information they may obtain under our Current Operating Agreement, provide adequate information for our unaffiliated members. Under our Current Operating Agreement, subject to compliance with our safety, security and confidentiality procedures and guidelines, our members generally have rights to review lists of our members and directors, copies of our Articles of Organization, Operating Agreement, tax returns for the six most recent taxable years, and financial statements for the six most recent fiscal years. Any member shall have reasonable access during normal business hours to such information and documents. With respect to obtaining counsel or appraisal services at our expense, the Board did not consider these actions necessary or customary. In deciding not to adopt these additional procedures, the Board also took into account factors such as the Company's size and the cost of such procedures.

Factors Not Considered Material

In reaching its conclusion that the Reclassification is fair to our unaffiliated members, whether they will be continuing to hold our existing units renamed as Class A Units or will be receiving Class B Units, Class C Units or Class D Units, the Board did not consider the following factors to be material:

•The current or historical market price of our units because our units are not traded on a public market, and instead are traded in privately negotiated transactions in which the market price may or may not be determinate. Except as described above with respect to the possible lower value of Class B Units, Class C Units or Class D Units due to relatively restricted voting rights, any effect that the Reclassification has on the market price will be the same for our unaffiliated members and affiliated members.

•Our going concern value because the going concern value will be determined by the market at the time of a sale, merger or other business combination. We expect that the Reclassification will have an insignificant effect on the Company’s value on a going forward basis (a $225,000 per year savings) and will not be determinate of the going concern value.

•Our net book value because the Reclassification and subsequent deregistration will have an insignificant effect on the net book value of our units.

•The liquidation value of our assets because the Company believes the Reclassification will not have a material effect on the liquidation value of our assets or units. Under the Proposed Operating Agreement, the rights of our members who continue to hold existing units (which will be renamed as Class A Units) will not change, and all of our members will be afforded the right to continue to share equally in the liquidation of the Company’s assets and in any residual funds allocated to our members.

Additionally, the Board believes that several of the above factors are immaterial because our members are not being “cashed out” in connection with the Reclassification, and our units will have the same material economic rights and preferences. As a result, our smaller members will continue to hold an equity interest in the Company as Class B, Class C or Class D members and will therefore participate equally, and on the same basis that they would participate in our profits and losses and the receipt of distributions. Moreover, unaffiliated unit holders will be treated the same as affiliated unit holders. Accordingly, we did not request or receive any reports, opinions or appraisals from any outside party relating to the Reclassification or the monetary value of the Class A Units, Class B Units, Class C Units or Class D Units.

The Board subjectively considered the relative disadvantages of the newly-created classes, including limits on voting and decision-making in the case of the Class B Units, Class C Units or Class D Units. In addition, the Board evaluated the benefits shared by all classes of units, such as the ability to benefit from the cost savings associated with the Reclassification and the opportunity to share in our future growth and earnings.

Board Recommendation

As a result of the analysis described above, the Board has concluded that the Reclassification is substantively and procedurally fair to all members, including our unaffiliated members continuing to hold our units (renamed as Class A Units), or receiving Class B Units, Class C Units or Class D Units. In reaching this determination, we have not assigned specific weight to particular factors, and we considered all factors as a whole. None of the factors considered led us to believe that the Reclassification is unfair to any of our members.

The Board approved the Reclassification and recommends that our members vote FOR the adoption of the Proposed Operating Agreement (Proposal 1) and FOR the Reclassification (Proposal 2).

One director, David Dersch, Jr., has indicated that, while he not oppose the adoption of the Proposed Operating Agreement and Reclassification, he does not agree that 20 or more units is the appropriate threshold to determine if a unit holder's units will be renamed as Class A Units and would recommend a lower threshold. The remaining directors are in full support of the Reclassification and the Proposed Operating Agreement.

Purpose and Structure of the Reclassification

The primary purposes of the Reclassification are to:

•Consolidate ownership of our registered units to less than 300 members of record, which will suspend our SEC reporting requirements and thereby achieve significant cost savings. We estimate that we will be able to reallocate resources, eliminate costs and avoid anticipated future costs of approximately $225,000 annually by eliminating the requirement to prepare and file periodic reports and reducing the expenses of members communications. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time spent on reporting and securities law compliance matters.

•Help protect sensitive business information from disclosure that might benefit our competitors.

•Allow our management and employees to refocus time spent on SEC reporting obligations and members administrative duties to our core business.

The structure of the Reclassification will give all of our members the opportunity to retain an equity interest in the Company and, therefore, to participate in any future growth and earnings of the Company. Because we are not cashing out any of our members, this structure minimizes the costs of becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement.

The Board elected to structure the transaction to take effect at the members level, meaning that we use the number of units registered in the name of each holder to determine how that holder’s units will be reclassified. The Board chose this structure in part because it determined that this method would provide us with the best understanding at the effective time of the Reclassification of how many members would receive each class of units. In addition, on [Date of Letter to Members], the Company notified members that they had until [Deadline to Transfer] to make transfers of units before the Reclassification. The purpose of this letter was to allow members the opportunity to make transfers before the Reclassification so that they could own the requisite number of units to be in their desired class, which the Board felt would enhance the substantive fairness of the transaction to all members. Overall, the Board determined that the structure would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may have been created by giving members the flexibility to transfer their holdings through [Deadline to Transfer]. We have restricted transfers after [Deadline to Transfer] through the date of the 2024 Special Meeting to allow the Company to determine definitively the number of Class A, Class B, Class C and Class D members that would result from the Reclassification.

Effects of the Reclassification on the Company

The Board expects the Reclassification will have various positive and negative effects on the Company as described below.

Effect of the Proposed Transaction on Our Outstanding Units

As of [Record Date], we had 14,606 total units issued and outstanding held by approximately 1,033 total holders of record. The Proposed Operating Agreement will authorize the issuance of four separate and distinct classes of units, Class A Units, Class B Units, Class C Units or Class D Units. Based upon our best estimates, if the Reclassification had been consummated as of the Record Date, The units currently registered under the Exchange Act (some of which will be renamed as Class A Units and some of which will be reclassified as Class B Units, Class C Units, and Class D Units) will be reduced from 14,606 units to 9,944 Class A Units, and the number of unit holders of the currently-registered units will decrease from 1,033 unit holders to approximately 163 Class A unit holders. Additionally, 3,019 units would be reclassified as Class B Units, held by approximately 348 Class B unit holders, 1,300 units would be reclassified as Class C Units, held by approximately 325 Class C unit holders, and 343 units would be reclassified as Class D

Units, held by approximately 197 Class D unit holders. We have no other current plans, arrangements or understandings to issue any units as of the date of this proxy statement.

Suspension of Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our current outstanding units (which will be renamed as Class A Units) will be held by fewer than 300 record members, and each class of our newly-created Class B Units, Class C Units or Class D Units will each be held by fewer than 500 members. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended under Rule 12h-3 of the Exchange Act.

The suspension of the filing requirements will substantially reduce the information that we are required to furnish to our members and the SEC. Therefore, we anticipate that we will eliminate costs of these filing requirements of approximately $225,000 annually, as follows:

Reduction in Accounting and Auditing Expenses	$90,000
Legal Expenses	65,000
XBRL Reporting Compliance	10,000
SOX compliance / internal control testing	35,000
Miscellaneous, including software, mailing and printing	25,000
Total	$225,000
We will apply for suspension of the registration of our units and suspension of our SEC reporting obligations as soon as practicable following completion of the Reclassification.

Potential Registration of the Units

After the Reclassification, we anticipate that there will be approximately 163 Class A unit holders, 348 Class B unit holders, 325 Class C unit holders and 197 Class D unit holders. We are currently subject to the reporting obligations under the Exchange Act because we have more than 300 unit holders of record of our units. If the unit holders approve the Reclassification, our currently-registered units will be renamed as Class A Units and will be held by less than 300 unit holders of record. We may then suspend the registration of those units and the obligation to file periodic reports. However, the Company could again be required to file periodic reports with the SEC if the number of record holders of Class A Units exceeds 300 as of the last day of any fiscal year. In addition, if the number of record holders of Class B Units, Class C Units or Class D Units ever exceeds 500 as of the last day of any fiscal year, that class of units would then be subject to registration under Section 12 of the Exchange Act and this would subject the Company once again to all the reporting, proxy solicitation, and other provisions of the Exchange Act applicable to companies with SEC-registered securities.

Effect on Trading of Units

Our units are not traded on an exchange and are not otherwise actively traded, although we have established a Unit Trading Bulletin Board with a private online matching service, in order to facilitate trading among our members. Please refer to "MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION."

Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the Reclassification of approximately $105,000 will not have any material adverse effect on our liquidity, results of operations or cash flow.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as otherwise discussed in the proxy statement with regard to diverting resources that would otherwise be used for SEC reporting obligations, the transaction is not anticipated to affect the conduct of our business.

Effect on Our Directors and Executive Officers

It is not anticipated that the Reclassification will affect our directors and executive officers, other than with respect to their relative unit ownership and voting power and as described below with respect to affiliated members. The annual compensation paid by us to our directors and executive officers will not increase as a result of the Reclassification, nor will the Reclassification result in any material alterations to existing employment agreements with our officers.

Plans or Proposals

Other than as described with respect to the Reclassification, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change the Board or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business, except that our Chief and Executive Officer, Jeffrey Painter, has announced his plan to retire before the end of the calendar year for personal reasons. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although our management does not presently have any intention to enter into any transaction described above, management continues to consider all opportunities to increase liquidity, including through additional debt or equity financing and joint ventures or other arrangements with strategic business partners.

Effects of the Reclassification on Unit Holders of the Company

Effects of the Reclassification on Class A Members

The Reclassification will have both beneficial and detrimental effects on the Class A members. These changes will affect affiliated and unaffiliated members in the same way. The Board considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class A members will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act.
•Retain the right to vote on all matters brought before the members of the Company, except as otherwise provided by the Proposed Operating Agreement or Indiana law.
•Realize enhanced voting control over the Company in comparison to other classes of units.

Due to the Reclassification, Class A members will:
•Lose the benefits of holding registered securities such as access to information concerning the Company required to be contained in the Company’s periodic reports and the requirement that our officers certify the accuracy of our financial statements.
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer.
•Bear the risk of a possible decrease in the market value and liquidity of the units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Class B Members

The Reclassification will have both beneficial and detrimental effects on the Class B members. All of these changes will affect affiliated and unaffiliated members in the same way. The Board considered each of the following effects in determining to approve the Reclassification. The Board understands that the Reclassification will restrict the voting rights of the Class B Units, Class C Units and Class D Units without providing those unit holders with any additional compensation. However, the Board believes that the Class B Units, Class C Units or Class D Units may be indirectly compensated through the potential increase to the value of their units due to (i) the decreased expenses of the Company from deregistering with the SEC; (ii) the potential for our employees to focus on long-term, rather than short-term, goals which may expand our business; and (iii) our ability to use the information that we previously disclosed to our competitive advantage, rather than our competitors having access to this information.

Benefits	Detriments
Due to the Reclassification, Class B members will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act.
•Retain the right to vote: (i) for elected directors (voting with the Class A), (ii) on the dissolution of the Company, and (iii) on certain fundamental transactions or actions by the Board requiring the consent of members which include mergers and dispositions of all or substantially all of the Company's assets.
•Continue to hold an equity interest in the Company, share in our distributions on the same basis as our Class A, Class C, and Class D members, and share in liquidation equal with Class A, Class C, and Class D members.

Due to the Reclassification, Class B members will:
•Be required to have their units reclassified into Class B units, for which they will receive no additional consideration.
•Give up certain voting rights including the right to vote on amendments to the Proposed Operating Agreement unless that amendment would modify the limited liability of Class B unit holders or alter the economic interests of the Class B unit holders.
•Lose the benefits of holding registered securities such as access to information concerning the Company required to be contained in the Company’s periodic reports and the requirement that our officers certify the accuracy of our financial statements.
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer.
•Bear the risk of a possible decrease in the market value and liquidity of the units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Class C Members

The Reclassification will have both beneficial and detrimental effects on the Class C members. All of these changes will affect affiliated and unaffiliated Class C members in the same way. The Board considered each of the following effects in determining to approve the Reclassification. The directors understand the Reclassification will restrict the voting rights of the Class B Units, Class C Units and Class D Units without providing those unit holders with any additional compensation. However, the Board believes that the Class B Units, Class C Units and Class D Units may be indirectly compensated through the potential increase to the value of their units due to (i) the decreased expenses of the Company from deregistering with the SEC; (ii) the potential for our employees to focus on long-term, rather than short-term, goals which may expand our business; and (iii) our ability to use the information that we previously disclosed to our competitive advantage, rather than our competitors having access to this information.

Benefits	Detriments
Due to the Reclassification, Class C members will:
•Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act.
•Retain the right to vote: (i) on the dissolution of the Company, and (ii) on certain fundamental transactions or actions by the Board requiring the consent of members which include mergers and dispositions of all or substantially all of the Company's assets.
•Continue to hold an equity interest in the Company, share in our distributions on the same basis as our Class A, Class B, and Class D members, and share in liquidation equal with Class A, Class B, and Class D members.

Due to the Reclassification, Class C members will:
•Be required to have their units reclassified into Class C units, for which they will receive no additional consideration.
•Give up certain voting rights including the right to vote: (i) for elected directors, and (ii) on amendments to the Proposed Operating Agreement unless that amendment would modify the limited liability of Class C unit holders or alter the economic interests of Class C unit holders.
•Lose the benefits of holding registered securities such as access to information concerning the Company required to be contained in the Company’s periodic reports and the requirement that our officers certify the accuracy of our financial statements.
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer.
•Bear the possible risk of a decrease in the market value and liquidity of the units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Class D Members

The Reclassification will have both beneficial and detrimental effects on the Class D members. All of these changes will affect affiliated and unaffiliated Class D members in the same way. The Board considered each of the following effects in determining to approve the Reclassification. The Board understands the Reclassification will restrict the voting rights of the Class B, Class C and Class D Units without providing those unit holders with any additional compensation. However, the Board believes that the Class B Units, Class C Units and Class D Units may be indirectly compensated through the potential increase to the value of their units due to (i) the decreased expenses of the Company from deregistering with the SEC; (ii) the potential for our employees to focus on long-term, rather than short-term, goals which may expand our business; and (iii) our ability to use the information that we previously disclosed to our competitive advantage, rather than our competitors having access to this information.

Benefits	Detriments
Due to the Reclassification, Class D members will:
•Realize the potential benefits of termination of registration of our Units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act.
•Retain the right to vote on dissolution of the Company.
•Continue to hold an equity interest in the Company, share in our distributions on the same basis as our Class A, Class B, and Class C members, and share in liquidation equal with Class A, Class B, and Class C members.

Due to the Reclassification, Class D members will:
•Be required to have their units reclassified into Class D units, for which they will receive no additional consideration.
•Give up certain voting rights including the right to vote: (i) for elected directors, (ii) on amendments to the Proposed Operating Agreement unless that amendment would modify the limited liability of Class D unit holders or alter the economic interests of Class D unit holders, and (iii) on any other matters including fundamental transactions or actions by the Board requiring the consent of members such as mergers and dispositions of all or substantially all of the Company's assets.
•Lose the benefits of holding registered securities such as access to information concerning the Company required to be contained in the Company’s periodic reports and the requirement that our officers certify the accuracy of our financial statements.
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer.
•Bear the risk of a possible decrease in the market value and liquidity of the units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Affiliated Members

The Reclassification will have some additional effects on our directors and executive officers. As a result of the Reclassification:

•Our affiliated members will no longer be subject to Exchange Act reporting requirements and restrictions, and information about their compensation and unit ownership will not be publicly available; and
•Our affiliated members will lose the availability of the Rule 144 safe harbor for transfers. Because our units will not be registered under the Exchange Act after the Reclassification and we will no longer be required to furnish publicly available periodic reports, our directors and executive officers will lose the ability to dispose of their units under Rule 144 of the Securities Act of 1933, which provides a safe harbor for resales of securities by affiliates of an issuer.

Units Held in a Brokerage or Custodial Account

Members should understand how units that they hold in “street name” will be treated for purposes of the Reclassification. Members who have transferred their units into a brokerage or custodial account are no longer shown on our membership register as the record holder of these units. Instead, the brokerage firms or custodians typically hold all units that clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the holder of record of 20 or more units, then all units registered in that nominee’s name will be remain in the same class of units (though the class will be renamed Class A). If that single nominee is the holder of at least 5 but no more than 19 units, then all units registered in that nominee's name will be reclassified into Class B Units. If that single nominee is the holder of exactly 4 units, then all units registered in that nominee's name will be reclassified into Class C Units. If that single nominee is the holder of 3 or fewer units, then all units registered in that nominee's name will be reclassified into Class D Units. At the end of the Reclassification, the beneficial owners will continue to beneficially own the same number of units as before the transaction.

If you hold your units in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may have adjusted their holdings before the Reclassification, you may have no way of knowing how your units will be reclassified.

Interests of Certain Persons in the Reclassification

Our directors and executive officers who own units will participate in the Reclassification in the same manner as our other members. Most of our directors and executive officers own units. We expect that most of those directors and executive officers who own units will own Class A Units following the Reclassification due to the fact that most of our directors and executive officers who own units currently own 20 or more units. Because of the voting restrictions placed on Class B, Class C and Class D Units, these directors and executive officers may experience a larger relative percentage of voting power than they previously held. This represents a potential conflict of interest because our directors approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the Board believes the Reclassification is fair to all of our members for the reasons discussed in this proxy statement.

Our directors and executive officers' relative voting rights were not a consideration in the Board’s decision to approve the Reclassification or in deciding its terms, including setting the unit thresholds. In addition, the Board determined that any potential conflict of interest created by the directors’ ownership of our Class A Units following the Reclassification is relatively insignificant. The percentage of beneficial ownership of and voting power held by directors and executive officers of the Company as a group is currently approximately 32.70% of the existing units. The percentage of beneficial ownership of and voting power held by directors and executive officers of the Company as a group is currently approximately 8.31% of the units eligible to vote in director elections because many of these units are held by unit holders who appoint a director. It is expected that the percentage of beneficial ownership of and voting power held by directors and executive officers as a group after the Reclassification will increase to approximately 47.59% of the Class A Units (which will be relevant when voting on those matters that only Class A members are entitled to vote), 36.84% of the Class A Units and Class B Units (which will be relevant when voting on most matters that Class A and Class B members vote as a single class), 9.82% of the Class A and Class B Units (when voting on the election of directors).and 33.49% of the Class A Units, Class B Units and Class C Units (which will be relevant when voting on those matters that Class A, Class B and Class C members vote as a single class).

The Board was aware of the actual or potential conflicts of interest discussed above and considered them along with the other matters that have been described in this proxy statement.

None of our directors or executive officers who beneficially own units have indicated an intention to sell units between the public announcement of the transaction and the effective date. In addition, none have indicated an intention to divide units among different record holders so that fewer than 20 units are held in order to receive Class B Units, Class C Units or Class D Units, rather than Class A Units.

Material Federal Income Tax Consequences of the Reclassification

The following is a summary of the anticipated material United States federal income tax consequences of the Reclassification. This discussion does not consider the particular facts or circumstances of any members. This discussion assumes that you hold, and will continue to hold, your units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The federal income tax laws are complex and the tax consequences of the Reclassification may vary depending upon your individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the Reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their Units pursuant to the exercise of an employee unit option or right or otherwise as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).

This discussion is based upon the Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, we have not and will not seek or obtain an opinion of counsel or ruling from the Internal Revenue Service (IRS) with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the IRS. Accordingly, the IRS or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to the Company

We do not expect that the Reclassification will result in material federal income tax consequences to the Company or our members.

We expect that the Reclassification will likely be treated as a tax-free “recapitalization” for federal income tax purposes. As a result, we believe that the Reclassification will not have any material federal income tax consequences to the Company.

Federal Income Tax Consequences to Members

We expect that those members continuing to hold our existing units (which will be renamed Class A Units) should not recognize any gain or loss in connection with the Reclassification. Furthermore, those members receiving Class B Units, Class C Units, or Class D Units should not recognize any gain or loss in connection with the Reclassification. The adjusted tax basis in the Class B Units, Class C Units, and Class D Units held immediately after the Reclassification will likely equal their adjusted tax basis in the units held immediately before the Reclassification as long as your share of Company liabilities does not change, which is not expected. We also anticipate that the holding period for the Class B Units, Class C Units, or Class D Units will include the holding period during which the original units were held. Furthermore, we expect that the Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

The above discussion of anticipated material United States federal income tax consequences of the Reclassification is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.

Appraisal and Dissenters’ Rights

Under Indiana law, you do not have appraisal rights in connection with the Reclassification. Moreover, under our Current Operating Agreement, you have waived any dissenter's rights that may have otherwise been available. Other rights or actions under Indiana law or federal or state securities laws may exist for members who can demonstrate that they have been damaged by the Reclassification. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, members challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company directors and executive officers and to the fairness of limited liability company transactions.

Regulatory Requirements

In connection with the Reclassification, we will be required to make several filings with, and obtain several approvals from, various federal and state governmental agencies, including complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses; Financing of the Reclassification

We will be responsible for paying the Reclassification-related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We intend to pay the expenses of the Reclassification with working capital. We estimate that our expenses will total approximately $105,000, assuming the Reclassification is completed.

This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$100,000
Printing, mailing costs and miscellaneous expenses	$5,000
Total	$105,000

MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION

Market Information

There is no public trading market for our units. However, we have established through FNC Ag Stock, LLC a Unit Trading Bulletin Board, a private online matching service, in order to facilitate trading among our members.  The Unit Trading Bulletin Board has been designed to comply with federal tax laws and IRS regulations establishing an “alternative trading service,” as well as state and federal securities laws.  Our Unit Trading Bulletin Board consists of an electronic bulletin board that provides a list of interested buyers with a list of interested sellers, along with their non-firm price quotes.  The Unit Trading Bulletin Board facilitates matches between potential sellers and buyers and assists the sellers and buyers with transfers.  We do not become involved in any purchase or sale negotiations arising from our Unit Trading Bulletin Board and have no role in effecting the transactions beyond approval, as required under our Current Operating Agreement, and the issuance of new certificates.  We do not give advice regarding the merits or shortcomings of any particular transaction.  We do not receive, transfer or hold funds or securities as an incident of operating the Unit Trading Bulletin Board.  We do not receive any compensation for creating or maintaining the Unit Trading Bulletin Board. In advertising our alternative trading service, we do not characterize the Company as being a broker or dealer or an exchange.  We do not use the Unit Trading Bulletin Board to offer to buy or sell securities other than in compliance with the securities laws, including any applicable registration requirements.

There are detailed timelines that must be followed under the Unit Trading Bulletin Board rules and procedures with respect to offers and sales of membership units.  All transactions must comply with the Unit Trading Bulletin Board rules, our Current Operating Agreement, and are subject to approval by our Board.

If the Reclassification is approved at the 2024 Special Meeting, we may not continue to utilize the Unit Trading Bulletin Board for the trading of our units since we will no longer be a registered company under the Exchange Act. The Board is currently analyzing options for the future trading of our units as a private company.

Unit Holders

As of [Record Date] (the record date), 14,606 units were issued and outstanding held by approximately 1,033 unit holders of record.
Distributions

The payment of distributions to members is within the discretion of the Board, and there is no assurance of any distributions from the Company. The Company cannot be certain if or when it will be able to make additional distributions.

We paid distributions totaling $2,750 per unit during our 2023 fiscal year. We paid distributions totaling $4,325 per unit during our 2022 fiscal year. We paid distributions totaling $775 per unit during our 2021 fiscal year.

We do not anticipate that the Reclassification will affect our ability to declare and pay distributions to our unit holders, nor will the terms of the Class A Units, Class B Units, Class C Units, and Class D Units differ with respect to the rights of members to receive distributions from the Company.

Equity Compensation Plans

We do not have any equity compensation plans under which our units are authorized for issuance.

Sale of Unregistered Securities

We did not sell any units during our 2023, 2022 or 2021 fiscal years.

Repurchases of Equity Securities

Neither we, nor anyone acting on our behalf has repurchased any of our outstanding units during the past two years.

THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT

We are governed by our Current Operating Agreement, which is attached to this proxy statement as Exhibit 99.1. In connection with the Reclassification, we are proposing amend our Current Operating Agreement as set forth in the Proposed Operating Agreement, which is attached as Exhibit 99.2. A redline between the current Operating Agreement and the Proposed Operating Agreement is also attached to this proxy statement as Exhibit 99.3 which shows the changes to each section. The Proposed Operating Agreement includes several changes, including provisions to rename our existing class of units, reclassify certain of our units and revise the voting and transfer rights attributed to certain classes of units. Note that changes in Exhibit 99.3 marked in red show the proposed changes to while those in blue reflect changes previously approved by the First Amendment which are being incorporated into the Proposed Operating Agreement.

The Reclassification

The Proposed Operating Agreement provides for four separate classes of units: Class A Units, Class B Units, Class C Units and Class D Units. Certain of our outstanding units which are currently titled "units", will be renamed "Class A Units" and certain of our outstanding units will be reclassified on the basis of one Class B, Class C, or Class D Unit for each unit currently held. Unless otherwise elected by the Board as described in this proxy statement, we anticipate that the Reclassification will be effective upon the approval of the Proposed Operating Agreement by our members.

The Board is asking separately for the vote to adopt the Proposed Operating Agreement (Proposal 1) and the approval of the Reclassification (Proposal 2) even though the Reclassification could be implemented solely through the approval of Proposal 1. The Board believes that the Reclassification is an important unit holder matter and deserves separate and distinct attention, given the impact on our unit holders. The Board, in the interest of fairness, wants to make it explicitly clear the impact that the Proposed Operating Agreement will have on the Company. The Proposed Operating Agreement and the Reclassification are conditioned on one another, meaning that unless the unit holders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see "Effects of the Reclassification on Unit Holders of the Company" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Description of Units

General

As of [Record Date], we had 14,606 total units issued and outstanding held by approximately 1,033 total holders of record. Of those approximately 1,033 unit holders, approximately 163 hold 20 or more units each, approximately 348 hold at least 5 units but no more than 19of our existing units each, approximately 325 hold exactly 4 of our existing units each, and approximately 197 hold 3 or fewer of our existing units each.
The exact number of Class A Units, Class B Units, Class C Units and Class D Units following the Reclassification will depend on the number of units held by each member on the effective date of the Reclassification. All units when fully paid are nonassignable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the Indiana Business Flexibility Act and our Current Operating Agreement.

Our units represent an ownership interest in the Company. Upon purchasing units, our members enter into our Current Operating Agreement and become members of the Company.

Comparison of Features of Class A Units, Class B Units, Class C Units and Class D Units

The following table sets forth a comparison of the proposed features provided in the Proposed Operating Agreement. Section references are to sections in the Proposed Operating Agreement.

	Class A	Class B	Class C	Class D
Voting Rights	The Class A unit holders will be entitled to vote on all matters brought before the members, except as otherwise provided in the Proposed Operating Agreement. (Section 6.5)
The Class A unit holders will be entitled to vote with Class B unit holders for elected directors (except those entitled to appoint directors). (Section 5.3)
The Class B unit holders will have the right to vote only for elected directors (voting with the Class A) (Section 5.3), on the dissolution of the Company (Section 10.1), on certain fundamental transactions or actions by the Board requiring the consent of members which include mergers and dispositions of all or substantially all of the Company's assets (Section 5.7(b)), and as may be otherwise required by Indiana law. The Class B unit holders will not have the right to vote on amendments to the Proposed Operating Agreement, unless those would modify the limited liability of Class B unit holders or alter the economic interests of Class B unit holders (Section 8.1)

The Class C unit holders will have the right to vote only on the dissolution of the Company (Section 10.1), on certain fundamental transactions or actions by the Board requiring the consent of members which include mergers and dispositions of all or substantially all of the Company's assets (Section 5.7(b)), and as may be otherwise required by Indiana law. The Class C unit holders will not have the right to vote for elected directors or vote on amendments to the Proposed Operating Agreement, unless those would modify the limited liability of Class C unit holders or alter the economic interests of Class C unit holders (section 5.3, Section 8.1)

The Class D unit holders will have the right to vote only on the dissolution of the Company (Section 10.1) and as may be required by Indiana law. The Class D unit holders will not have the right to vote for elected directors, on certain fundamental transactions or actions by the Board requiring the consent of members which include mergers and dispositions of all or substantially all of the Company's assets (Section 5.3, Section 5.7(b)). The Class D unit holders will not have the right to vote on amendments to the Proposed Operating Agreement, unless those would modify the limited liability of Class D unit holders or alter the economic interests of Class D unit holders (Section 8.1)

Proposal of Amendments to the Proposed Operating Agreement	Class A unit holders will be entitled to propose amendments. (Section 8.1)	Class B unit holders do not have the right to propose amendments. (Section 8.1)	Class C unit holders do not have the right to propose amendments. (Section 8.1)	Class D unit holders do not have the right to propose amendments. (Section 8.1)
Nominations of Elected Directors	Unit holders in all classes will be entitled to make nominations for election of directors except those that appoint members. (Section 5.3(b))	Unit holders in all classes will be entitled to make nominations for election of directors except those that appoint members. (Section 5.3(b))	Unit holders in all classes will be entitled to make nominations for election of directors except those that appoint members. (Section 5.3(b))	Unit holders in all classes will be entitled to make nominations for election of directors except those that appoint members. (Section 5.3(b))

Call Members' Meetings	Class A and Class B unit holders holding in the aggregate at least 30% of the total outstanding units held by Class A and Class B unit holders may call a special meeting of the members. (Section 6.6)	Class A and Class B unit holders holding in the aggregate at least 30% of the total outstanding units held by Class A and Class B unit holders may call a special meeting of the members. (Section 6.6)	Class C unit holders do not have the right to call a special meeting of the members. (Section 6.6)	Class D unit holders do not have the right to call a special meeting of the members. (Section 6.6)
Profits and Losses	Unit holders in all classes will be entitled to share in the profits and losses of the Company on a pro rata basis based on units held. (Section 3.1 and 3.2)	Unit holders in all classes will be entitled to share in the profits and losses of the Company on a pro rata basis based on units held. (Section 3.1 and 3.2)	Unit holders in all classes will be entitled to share in the profits and losses of the Company on a pro rata basis based on units held. (Section 3.1 and 3.2)	Unit holders in all classes will be entitled to share in the profits and losses of the Company on a pro rata basis based on units held. (Section 3.1 and 3.2)
Distributions – Regular Distributions	Unit holders in all classes will be entitled to receive regular/non-liquidating distributions on a pro rata basis based on units held. (Section 4.1)	Unit holders in all classes will be entitled to receive regular/non-liquidating distributions on a pro rata basis based on units held. (Section 4.1)	Unit holders in all classes will be entitled to receive regular/non-liquidating distributions on a pro rata basis based on units held. (Section 4.1)	Unit holders in all classes will be entitled to receive regular/non-liquidating distributions on a pro rata basis based on units held. (Section 4.1)
Liquidating Distributions	All classes are equal for liquidating distributions. (Section 10.2)	All classes are equal for liquidating distributions. (Section 10.2)	All classes are equal for liquidating distributions. (Section 10.2)	All classes are equal for liquidating distributions. (Section 10.2)
Transfer Restrictions	Transfers permitted only if approved by the Board in its sole discretion. (Section 9.2) No transfers will be approved that would impose SEC reporting requirements or corporate tax status. (Section 9.3)	Transfers permitted only if approved by the Board in its sole discretion. (Section 9.2)
		No transfers will be approved that which would impose SEC reporting requirements or corporate tax status. (Section 9.3)	Transfers permitted only if approved by the Board in its sole discretion. (Section 9.2) No transfers will be approved that would impose SEC reporting requirements or corporate tax status. (Section 9.3)	Transfers permitted only if approved by the Board in its sole discretion. (Section 9.2) No transfers will be approved that would impose SEC reporting requirements or corporate tax status. (Section 9.3)
Inspection Rights	Unit holders in all classes will have the right to all information required by Proposed Operating Agreement and Indiana law. (Section 7.2)	Unit holders in all classes will have the right to all information required by Proposed Operating Agreement and Indiana law. (Section 7.2)	Unit holders in all classes will have the right to all information required by Proposed Operating Agreement and Indiana law. (Section 7.2)	Unit holders in all classes will have the right to all information required by Proposed Operating Agreement and Indiana law. (Section 7.2)

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, a person in the table below has sole voting and sole investment power for all units beneficially owned by that person. In addition, unless otherwise indicated, all persons named below can be reached at the following address: 1554 N. County Road 600 E., Union City, IN 47390.

Recent Transactions

There has been no change in the ownership of the Company's units by any of the Company's directors or executive officers within the last 60 days.

Beneficial Ownership

As of [Filing Date], the following persons or entities are known by us to be the beneficial owners of more than 5% of the outstanding units:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Clark Family, LLC	950 units (1)	6.5%
Membership Units	Robert Baker	1,946 units (2)	13.32%
Membership Units	Gerald Forsythe	775 units (3)	5.31%
____________
(1) Stephen L. Clark and our director, Robert Baker, may be deemed to be beneficial owners of these units because they are both managers of Clark Family, LLC, and may be deemed to share investment and voting power.
(2) In addition to the nine hundred fifty units held in the name of the Clark Family, LLC listed above, an additional nine hundred ninety-six are owned by Robert N. Baker Trust.
(3) Four hundred units are owned by Indeck Energy Services, Inc. Mr. Forsythe is the representative selected by Indeck Energy Services, Inc. to serve on our Board. Mr. Forsythe shares investment and voting power with respect to four hundred units with the directors of Indeck Energy Services, Inc. An additional three hundred seventy-five units are owned by Mr. Forsythe.

As of [Filing Date], our directors and executive officers own membership units as follows (except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person):

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Robert Baker	1,946 units (1)	13.32%
Membership Units	Casey Bruns	20 units(2)	0.14%
Membership Units	Thomas Chalfant	105 units (3)	0.72%
Membership Units	Thomas Chronister	100 units (4)	0.68%
Membership Units	William Dartt	0 units	—%
Membership Units	Robert John Davis	49 units	0.34%
Membership Units	David Dersch, Jr.	663 units (5)	4.54%
Membership Units	Gerald Forsythe	775 units (6)	5.31%
Membership Units	Jeremey Herlyn	51 units (7)	0.35%
Membership Units	Danny Huston	238 units	1.63%
Membership Units	Adam Kline	0 units	—%
Membership Units	Jeffrey Painter	0 units	—%
Membership Units	Lewis Roch III	500 units (8)	3.42%
Membership Units	Daniel Sailer	135 units (9)	0.92%
Membership Units	Dale Schwieterman	44 units	0.30%
Membership Units	Chad Smith	0 units	—%
Membership Units	Steven Snider	53 units (10)	0.36%
Membership Units	J. Phillip Zicht	97 units (11)	0.66%
Membership Units	All Directors and Officers as a Group	4776 units	32.70%
____________
(1) Nine hundred and ninety-six units are owned by Robert N. Baker Trust and are pledged as security. Nine hundred fifty units are owned by Clark Family, LLC. Robert Baker is the representative selected by Clark Family, LLC to serve on our Board. As a manager of Clark Family, LLC, Mr. Baker shares investment and voting power with respect to nine hundred fifty units with Stephen L. Clark.
(2)    The units are owned by Wayne Fisher Farms, Inc. of which Mr. Bruns is a shareholder.
(3)    Thirty-five units are owned by Thomas Edwin Chalfant Revocable Trust. Mr. Chalfant owns thirty-five units with his spouse and thirty-five units are held by Mollie A. Chalfant Revocable Trust. Mr. Chalfant shares investment and voting power with respect to seventy units with his spouse.
(4)    Mr. Chronister owns eighty-four units with his spouse and shares investment and voting power with respect to those units with his spouse.

(5) Six hundred units are owned by Dersch Energy, LLC, of which Col. Dersch is a member. Forty-six units are owned by David M. Dersch Trust, of which Col. Dersch is a trustee. Seventeen units are owned by Col. Dersch.
(6) Four hundred units are owned by Indeck Energy Services, Inc. Mr. Forsythe is the representative selected by Indeck Energy Services, Inc. to serve on our Board. Mr. Forsythe shares investment and voting power with respect to four hundred units with the directors of Indeck Energy Services, Inc. An additional three hundred seventy-five units are owned by Mr. Forsythe.
(7) Fifty-one units are held by Jeremey J. Herlyn IRA.
(8) Five hundred units are owned by Roch Investment, LLC, of which Mr. Roch is the manager.
(9) Ten units are held in a Roth IRA for the benefit of Mr. Sailer's spouse. Forty-five units are held in Roth IRAs for the benefit of other family members. Mr. Sailer's spouse serves as the trustee for all four of the IRAs. Mr. Sailer shares investment and voting power with respect to those units with his spouse. Eighty units are owned by Rosar Family, L.P. Mr. Sailer's spouse serves as a general partner of Rosar Family, L.P.
(10) Twenty-four units are owned by Steven Snider IRA. Thirteen units are owned by Lorie Snider IRA. Mr. Snider owns sixteen units with his spouse. Mr. Snider shares investment and voting power with respect to those units with his spouse.
(11)     Mr. Zicht shares investment and voting power with his spouse.

MEMBER PROPOSALS FOR THE 2025 ANNUAL MEETING OF MEMBERS

We currently anticipate holding the 2025 annual meeting of members in February of 2025. The Company is not required to consider any proposal or director nomination petition that does not meet the requirements of the SEC and our Current Operating Agreement and therefore, any member who wishes to submit a proposal or director nomination petition is encouraged to seek independent counsel about the requirements of the SEC and our Current Operating Agreement.

Member Proposals to be Considered for Inclusion in the Company’s 2025 Proxy Statement Under SEC Rules
Under applicable SEC rules, including Rule 14a-8 of the Exchange Act, any member proposal to be considered by the Company for inclusion in the proxy materials for the 2025 annual meeting of members must be received by the Secretary of the Company, at 1554 N. County Road 600 E., Union City, IN 47390, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2025 annual meeting of members to the Company by August 23, 2024. Proposals submitted later than August 23, 2024, will be considered untimely and will not be included in the Company’s proxy statement for the 2025 annual meeting of members.
In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. Our Board will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our Board on an appropriate response to such proposals. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

Requirements for Member Proposals to be Brought Before the 2025 Annual Meeting of Members
Members who intend to present a proposal at the 2025 annual meeting of members without including such proposal in the Company's proxy statement, must provide the Company notice of such proposal no later than November 7, 2024. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2025 annual meeting by November 7, 2024, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

2025 Annual Meeting Director Nominations

Pursuant to Section 5.3(b) of our Current Operating Agreement, a member may nominate an individual for election as an elected director by following the procedures explained in Section 5.3(b) of the Current Operating Agreement. Section 5.3(b) of the Current Operating Agreement requires that written notice of a member's intent to nominate an individual for director must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company not less than 120 calendar days before the date of the Company's proxy statement released to Unit Holders in connection with the previous year's annual meeting. Director nominations submitted pursuant to the provisions of the Current Operating Agreement for the 2025 annual meeting of members must be submitted to the Company by August 23, 2024.

Any nomination petition or nominee statement which is not fully completed and properly executed, is not received within the time period provided above or is not true, accurate and complete in all respects, may be rejected by the Company and, if rejected, shall be returned by the Company to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be. Each nominee must meet all qualification requirements for elected directors as may exist at the time of the nomination and at the time of election.

Effect on Member Proposals and Director Nominations if Reclassification is Implemented

If the Proposed Operating Agreement and Reclassification are implemented, we do not expect to be subject to the proxy rules at the time of the 2025 annual meeting, and, therefore, member proposals would be governed by our Proposed Operating Agreement rather than as set forth above. Additionally, if the Proposed Operating Agreement and Reclassification are implemented, the director nomination procedures would remain the same.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Reclassification.

Other Matters of the Special Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. Please see the section entitled “Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC’s public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information is available from the Electronic Data Gathering and Retrieval System ("EDGAR") obtained through the SEC’s Internet Website (https://www.sec.gov/edgar/search).

PROPOSAL 1 — APPROVE THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT

Overview

We are asking our members to approve and adopt the Third Amended and Restated Operating Agreement (the "Proposed Operating Agreement"). Our members should carefully read this proxy statement in its entirety for more detailed information concerning the Proposed Operating Agreement, a copy of which is exhibited to this proxy statement as Exhibit 99.2. A redline between the current Operating Agreement and the Proposed Operating Agreement is also attached to this proxy statement as Exhibit 99.3 which shows the changes to each section. Note that changes in Exhibit 99.3 marked in red show the current proposed changes to while those in blue reflect changes previously approved by the First Amendment. Please also see the section above entitled "THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT" for additional information and a summary of certain terms of the Proposed Operating Agreement. You are urged to read carefully the Proposed Operating Agreement in its entirety before voting on this proposal.

If the Proposed Operating Agreement is approved by the members, the Company's units will be reclassified into four classes. The Proposed Operating Agreement will also establish the distinct rights and obligations of our Class A Units, Class B Units, Class C Units, and Class D Units and provide how the existing class of units will be reclassified.

This reclassification process will allow us to fall below the threshold number of unit holders required to register as a reporting Company under §12 of the Exchange Act. This deregistration process will allow the Company to continue its operations more efficiently by eliminating the expense and burden of the reporting requirements of the Exchange Act.

Voting Requirements

The proposal to adopt the Third Amended and Restated Operating Agreement is conditioned on the approval of Proposal 2, the Reclassification, at the Special Meeting meaning that unless the unit holders vote in favor of both proposals, both will fail.

Approval of the Proposed Operating Agreement (Proposal 1) requires affirmative votes from members holding a majority of the total outstanding units entitled to vote. Pursuant to Section 6.9 of our Current Operating Agreement, members holding at least 25% of the outstanding units will constitute a quorum of the members for the 2024 Special Meeting. Since we had 14,606 units outstanding and entitled to vote as of the Record Date, an aggregate of at least 3,652 units need to be represented at the Special Meeting in order for there to be a quorum. Approval of Proposal 1 will require affirmative votes from members holding at least 7,303 units. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2024 Special Meeting. Abstention votes will have the effect of a vote AGAINST Proposal 1.

If a quorum is not present at the time and place scheduled for the 2024 Special Meeting, the members present at that time may reschedule the 2024 Special Meeting to a later date in order to give the Board additional time to solicit proxies for use at the 2024 Special Meeting. The proposal to adjourn or postpone the 2024 Special Meeting must be approved by the holders of at least a majority of the units represented at the 2024 Special Meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.

The Board will have the discretion to determine if and when to implement the Proposed Operating Agreement, including the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the SEC, our Board may determine not to amend and restate our Current Operating Agreement. Alternatively, our Board may determine to wait to implement the Proposed Operating Agreement, including the Reclassification, depending on the timing of approval by the members and the timing of its SEC filing obligations such that the Company is able to continue its SEC compliance obligations without interruption or delay.

THE BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE APPROVAL OF THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT.

PROPOSAL 2 — APPROVE RECLASSIFICATION OF THE COMPANY'S UNITS

Overview

In conjunction with Proposal 1, we are asking for your vote to reclassify our units into four classes (the "Reclassification"). Although the Reclassification could be implemented solely through the approval of our Third Amended and Restated Operating Agreement, the Board considers the reclassification of the units to be an important matter of member concern and are submitting this matter separately to the members as a matter of good corporate practice. The members are encouraged to read the sections titled "Questions and Answers about the Proposed Operating Agreement and the Reclassification", "Reasons for the Reclassification" and "Fairness of the Reclassification" before casting their vote. We intend, immediately following the reclassification, to terminate the registration of our units with the SEC and suspend further reporting under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Units will retain their classification permanently after the Reclassification is implemented. This means, for example, that if someone acquired five Class A Units at a later date without owning any other units, those Class A Units would remain Class A Units in the hands of the acquirer even though the acquirer owns less than 20 total units.

Voting Requirements

The proposal to reclassify your units into four classes is conditioned on the approval of the proposal to approve our Third Amended and Restated Operating Agreement (Proposal 1) meaning that unless the unit holders vote in favor of both proposals, both will fail. For more information on the effect of the Reclassification of your units, please see "Effects of the Reclassification on Unit Holders of the Company" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Approval of the Reclassification (Proposal 2) requires affirmative votes from members holding a majority of the units represented at the 2024 Special Meeting, where a quorum is present. Pursuant to Section 6.9 of our Current Operating Agreement, members holding at least 25% of the outstanding units will constitute a quorum of the members for the 2024 Special Meeting. Since we had 14,606 units outstanding and entitled to vote as of the Record Date, an aggregate of at least 3,652 units need to be represented at the 2024 Special Meeting in order for there to be a quorum. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2024 Special Meeting. Abstention votes will have the effect of a vote AGAINST Proposal 2.

If a quorum is not present at the time and place scheduled for the 2024 Special Meeting, the members present at that time may reschedule the 2024 Special Meeting to a later date in order to give the Board additional time to solicit proxies for use at the 2024 Special Meeting. The proposal to adjourn or postpone the 2024 Special Meeting must be approved by the holders of at least a majority of the units represented at the 2024 Special Meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.

The Board will have the discretion to determine if and when to implement the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the SEC, our Board may determine not to amend and restate our Current Operating Agreement. Alternatively, our Board may determine to wait to implement the Reclassification, depending on the timing of approval by the members and the timing of its SEC filing obligations such that the Company is able to continue its SEC compliance obligations without interruption

THE BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE RECLASSIFICATION OF THE COMPANY'S UNITS.

EXHIBITS INCORPORATED BY REFERENCE

The following exhibits are incorporated by reference as part of this proxy statement.

Exhibit No.	Exhibit
99.1	Second Amended and Restated Agreement (as approved) - effective February 1, 2006 and the First Amendment (as approved) - effective February 20, 2018
99.2	Third Amended and Restated Operating Agreement (clean)
99.3	Third Amended and Restated Operating Agreement (changes marked in red show current proposed changes while those in blue reflect changes previously approved by the First Amendment)
99.4	Registrant's 10-K FYE September 30, 2023, filed with the commission on November 30, 2023
99.5	Registrant's 10-Q for the fiscal quarter ended March 31, 2024, filed with the commission on May 13, 2024

APPENDIX A
FORM OF PROXY CARD
CARDINAL ETHANOL, LLC

2024 Special Meeting - [Special Meeting Date] For Unit Holders as of [Record Date]
Proxy Solicited on Behalf of the Board of Directors

1) Read the Proxy Statement.
2) Indicate your choices by placing an "X" in the appropriate boxes on the Proxy Card below.
3) Sign and date the Proxy Card.
4) Return the Proxy Card by mail to 1554 N. County Road 600 E., Union City, Indiana 47390 or via fax to (765) 964-3349.
Proxy Cards must be RECEIVED no later than 5:00 p.m. EST on [Date before Special Meeting] to be valid.
PROPOSAL 1: APPROVE THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL. If Proposal 2 is not approved, the Board will not implement Proposal 1, even if it is approved by the Members.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 2: RECLASSIFICATION OF THE COMPANY'S UNITS. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL. To reclassify our units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934, as follows: units held by holders of 20 or more of our units will be renamed Class A Units; units held by holders of at least 5 units but no more than 19 units will be converted to Class B Units; units held by holders of exactly 4 units will be converted to Class C Units; and units held by holders of 3 or fewer units will be converted into Class D Units. If Proposal 1 is not approved, the Board will not implement Proposal 2, even if it is approved by the Members.

FOR	AGAINST	ABSTAIN
☐	☐	☐

By signing this proxy card, you appoint Thomas Chalfant and Robert Davis, jointly and severally, each with full power of substitution, as proxies to represent you at the 2024 Special Meeting of the members to be held on [Special Meeting Date], at [Location] and at any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 5:00 p.m. EST. The 2024 Special Meeting will commence at approximately 6:00 p.m. EST.

Please specify your choices by marking the appropriate boxes above. The proxies cannot vote your membership units unless you sign and return this card. For your Proxy Card to be valid, it must be RECEIVED by the Company by 5:00 p.m. EST on [Date before Special Meeting]. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2024 Special Meeting.

If you do not mark any boxes, your units will be voted FOR Proposal 1 and 2. If you mark contradicting choices on the proxy card, such as both FOR and AGAINST a proposal, your votes will not be counted with respect to the proposal for which you marked contradicting choices. However, each fully executed Proxy Card will be counted for purposes of determining whether a quorum is present at the 2024 Special Meeting

Signature:	Joint Owner Signature:
Print Name:	Print Joint Owner Name:
Date:	Date:

Number of Units Held:

Please sign exactly as your name appears above. Joint owners must both sign. Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.

APPENDIX B
FORM OF TRANSMITTAL LETTER

CARDINAL ETHANOL, LLC
1554 N. Country Road 600 E.
Union City, IN 47390

[Date]

[name]
[address]
[city, state, zip code]

Re: Cardinal Ethanol, LLC Membership Certificates

Dear Member:

As you know, the Members of Cardinal Ethanol, LLC (the “Company”) affirmatively voted on [_____________ ___], 2024 to reclassify the membership units of the Company into four classes: Class A Units, Class B Units, Class C Units and Class D Units. We now ask that you return your original membership certificate(s) to the Company so that we may re-issue a new certificate to you which will identify the class of membership units you now own. If you have misplaced your original membership certificates, please contact us at the number provided below. If your original membership certificates are being held by a bank as security interest for debt or by a trustee or other third party, please make arrangements with such third parties to return your original membership certificates as soon as possible.

Please mail or hand-deliver your membership certificates to:

Cardinal Ethanol, LLC
1554 N. Country Road 600 E.
Union City, IN 47390

Please feel free to contact the Company (765) 964-3137 or at (866) 559-6026 if you have any questions regarding the return of your membership certificates.

Very truly yours,
/s/ Robert Davis
Robert Davis
Chairman of the Board